Exhibit 10.1

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXECUTION VERSION

MASTER SERVICE AGREEMENT

NEONC TECHNOLOGIES HOLDINGS, INC.

AND

INSIGHTS PHARMACEUTICAL RESEARCH LLC

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IROS/MSA/001070/251003

Hogan Lovells

Restricted

KGG

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXECUTION VERSION

MASTER SERVICES AGREEMENT

This Master Services Agreement (hereinafter "**Agreement**"), effective as 4 October 2025, (hereinafter "Effective Date") is made by and between

(1) **NEONC TECHNOLOGIES HOLDINGS, INC.**, a company registered on the Nasdaq stock exchange with its principal place of business at 23975 Park Sorrento, Suite 205, Calabasas, CA 91302, United States (hereinafter "**CLIENT**");

-and-

(2) **INSIGHTS PHARMACEUTICAL RESEARCH LLC,** a limited liability company incorporated in the United Arab Emirates with its principal place of business at at Building of Masdar M13 T Limited, SE 45_05, Plot C16, Khalifa City, Abu Dhabi, United Arab Emirates (hereinafter "**IROS**").

IROS and CLIENT may be referred to herein individually as a "**Party**" or, collectively, as the "**Parties**".

CONTRACT PARTICULARS	
Territory	UAE
Initial Term	Three (3) years from the effective date of the first Work Order executed under this Agreement.
Relationship Manager	**CLIENT**: Name: Amir Heshmatpour Telephone: +1-310-721-4391 Email: amir@neonc.com **IROS**: Name: Islam Eltantaway Telephone: +971 545353551 Email: islam.eltantawy@iros.ai
Title of first Study under first WO	A Multi-Site, Randomized, Phase 2b/3 Study Evaluating Overall Survival (OS) of Intranasal NEO100 in Patients with Progressive or Recurrent Grade III Astrocytomas and Glioblastoma Multiforme (GBM), Stratified by IDH1 Mutation Status, Compared to Best Standard of Care
Address For Notices	**For CLIENT**: **Address**: 23975 Park Sorrento, Suite 205, Calabasas, CA 91302, United States **Email**: jneman@neonc.com **Attention**: Josh Neman, PhD **For IROS:** **Address:** MBZUAI campus in Masdar City, Ground Level, Office Unit G19, Incubator Building, Masdar PO BOX 112778, Abu Dhabi, United Arab Emirates **Email**: islam.eltantawy@iros.ai , with a copy to legal@m42.ae **Attention**: Islam Eltantaway

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IROS/MSA/001070/251003

Restricted

Hogan Lovells

KGG

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXECUTION VERSION

WHEREAS

A. IROS is a Contract Research Organization (hereinafter, "**CRO**") providing clinical research services.

B. CLIENT is a clinical-stage life sciences company focused on the development and commercialization of central nervous system therapeutics that are designed to address the persistent challenges in overcoming the blood-brain barrier and acts as the sponsor of certain clinical trials in the Territory.

C. The Parties desire to enter into this Agreement to provide the terms and conditions upon which CLIENT may engage IROS, from time to time, to provide CRO services for the management of clinical drug study(ies) sponsored by CLIENT under this Agreement (each a "**Study**" and collectively, the "**Studies**") by executing a WO (as defined below) specifying the details of the services and the related terms and conditions.

NOW, THEREFORE, the Parties agree as follows:

1. DEFINITIONS

1.1 This Agreement shall be interpreted in accordance with the provisions on interpretation set out in **Schedule 1** (*Definitions & Interpretation*) and capitalized words shall have the meaning given to them in **Schedule 1** (*Definitions & Interpretation*), unless the context requires otherwise.

2. SERVICES.

2.1 **Scope of Agreement**. As a "master" form of contract, this Agreement allows the Parties to contract for multiple Studies through the issuance of multiple WOs (as defined below), without having to re-negotiate the basic terms and conditions contained herein. This Agreement covers the provision of CRO services by IROS to CLIENT and, accordingly, this Agreement represents a vehicle by which CLIENT can efficiently contract with IROS for CRO services.

2.2 **Work Orders**. The specific details of the Services to be performed by IROS for each Study shall be separately negotiated and specified in writing on terms and in a form acceptable to the Parties (each such writing, a "**WO**"), a form of which is attached as **Schedule 2** (*Work Order*). Each WO will set out as appropriate, the nature and scope of work, Study-specific assumptions, the schedule of work to be performed or Services to be provided during the course of a Study, the IROS Personnel, the budget, the relevant Protocol and the payment schedule, organization of follow-up activities and/or, as applicable, any other terms required for the performance of the Services. When applicable, each WO shall contain a list of obligations and responsibilities being delegated to IROS in conjunction with the relevant WO. Once executed by each Party, each WO shall be subject to all of the terms and conditions of this Agreement, in addition to the specific details set forth in the WO. To the extent any terms or provisions of a WO conflict with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall prevail, except to the extent that the applicable WO expressly and specifically states an intent to supersede the Agreement on a specific matter.

2.3 A WO shall commence as of the commencement date, set forth in that WO and shall remain in force until the completion of the Study or the applicable Services, unless terminated earlier as provided for in Clause 26.

2.4 Each WO shall stand alone with respect to any other WO entered under this Agreement. The performance of obligations under any one WO shall not affect, and shall at all times be unrelated to, the performance of any other WO entered into under this Agreement. The expiration or early termination of one WO shall not (unless expressly agreed otherwise by the Parties) impact any other WO, which shall remain in full force and effect.

2.5 **Nature of Services.** The services covered by this Agreement may include strategic planning, expert consultation, clinical trial services, regulatory, project management and other research and development services requested by CLIENT and agreed to by IROS as set forth in the relevant WO(collectively, the "**Services**"). IROS shall report on the progress of each Study to CLIENT on a monthly basis or more frequently where agreed in a WO.IROS shall provide additional ad hoc reports upon CLIENT's reasonable request.

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Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXECUTION VERSION

2.6 **Client's Authorization**. Any responsibilities not explicitly transferred to IROS under a signed WO shall remain the legal and regulatory responsibilities of Client. Except as otherwise agreed by the Parties in writing, Client is and at all times remains, in all geographical regions where a Study is being performed, the "Sponsor" or "Legal Representative" of a study pursuant to Applicable Law.

2.7 **Change Orders**.

2.7.1 Any material change in the details of a WO or the assumptions specified in the WO upon which the WO is based (including, but not limited to, changes in an agreed starting date for a Study or suspension of the Study by CLIENT) may require changes in the budget and/or timelines, and shall require a written amendment to the WO in the form of a change order (each, a "**CO**"). Each CO shall detail the requested changes to the applicable task, responsibility, duty, budget, timeline and other matters. The CO will become effective upon the execution of the CO by both Parties (unless some other effective date is set out in writing in the CO), and IROS shall use reasonable efforts to implement the changes as soon as is reasonably practicable. Both Parties agree to act in good faith and promptly when considering a CO requested by the other Party. Without limiting the foregoing: (a) CLIENT agrees that it will not unreasonably withhold approval of a CO, even if it involves a fixed price contract, if the proposed changes in budgets or timelines result from material changes in the assumptions upon which the initial budget or timelines were based, including, but not limited to, the assumptions set forth in the budget or timelines; and (b) IROS agrees that it will not unreasonably withhold approval of a CO at CLIENT's request unless (i) IROS does not have the capability to implement the change; (ii) the change would place IROS in breach of law; or (iii) the parties are unable to agree on the budget and other commercial terms of the CO.

2.7.2 Subject to Clause 2.7.3, IROS shall not perform out-of-scope Services in the absence of an executed CO. IROS reserves the right to postpone effecting material changes in the Study's scope until such time as the Parties agree to and execute the corresponding CO, provided that any reasonable costs incurred in so doing are borne by IROS and any deadlines specified can still be met. For any CO that affects the scope of the regulatory obligations that have been transferred to IROS, IROS and CLIENT shall execute a corresponding amendment to the written transfer of obligations set out in the applicable WO.

2.7.3 IROS must deviate from Clauses 2.7 if a modification reasonably involves the safety of a human subject or the integrity of the Study data, in which case IROS shall quickly act on the requested change, and when practicable, give notice promptly to CLIENT by telephone or electronic communication that such scope change occurred and a CO may be required. CLIENT and IROS will work in good faith to promptly execute the relevant CO.

3. PERSONNEL

3.1 Each Party shall appoint:

3.1.1 a relationship manager in respect of this Agreement, who shall be named in the Contract Particulars; and

3.1.2 a project representative manager for each WO, which person will be identified in the applicable WO.

The relationship manager and the WO project representative, however, shall not have authority to contractually bind the Parties in terms of signing any variation to this Agreement or any WO or CO. IROS shall use reasonable endeavours to ensure that the same persons act as the IROS relationship manager and as WO project representatives throughout the term of this Agreement or the relevant WOs, but may replace such persons from time to time where reasonably necessary in the interests of IROS' business.

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Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXECUTION VERSION

3.2 IROS represents, warrants and undertakes that:

3.2.1 it shall use personnel (including without limitation independent contractors, consultants, employees and agents) as it deems necessary to perform the Services to the requisite standards (the "**IROS Personnel**") who are appropriately trained, qualified by education and experienced to perform IROS's obligations under this Agreement. IROS shall be responsible for monitoring the performance of such personnel who are engaged in the performance of Services;

3.2.2 the IROS Personnel have, and at all times during the term of this Agreement shall have, appropriate licenses, approvals and certifications necessary to safely, adequately and lawfully perform their obligations under this Agreement and any WO; and

3.2.3 IROS shall be responsible for monitoring the performance and compliance with Applicable Laws of such IROS Personnel who are engaged in the performance of Services.

3.3 IROS will be solely responsible for the wages/fees and employment related liabilities associated with the employment of any IROS Personnel working on the WOs.

4. DEBARMENT

4.1 Each Party represents, warrants and undertakes that neither it nor any of its respective personnel that it engages who are to perform any of its activities in connection with this Agreement have been (i) prohibited from providing medical or clinical research services or debarred by any Governmental Entity of any kind in any jurisdiction or (ii) convicted of a crime for which a person can be prohibited from providing medical or clinical research services or debarred in any jurisdiction.

4.2 Each Party also represents, warrants and undertakes that neither it nor any of its respective employees have been (i) threatened to be debarred or otherwise prohibited from providing medical or clinical research services by any Governmental Entity of any kind in any jurisdiction, or (ii) indicted for a crime or otherwise engaged in conduct for which a person can be prohibited from providing medical or clinical research services or debarred under any Applicable Laws or regulation in any jurisdiction regulating the performance of Services relating to pharmaceutical products or clinical studies.

5. ANTI-BRIBERY AND ANTI-CORRUPTION.

5.1 In carrying out its responsibilities under this Agreement, neither Party nor any of its respective officers, employees, sub-contractors, representatives or agents will pay, offer or promise to pay, or authorize the payment of, any money, or give or promise to give, or authorize the giving of, any services or anything else of value, either directly or through a third party, to any official or employee of any Governmental Entity, or of any agency or subdivision thereof, or to any political party or official thereof or to any candidate for political office corruptly for the purpose of improperly (i) influencing any act or decision of that person in his official capacity, including a decision to fail to perform his official functions with such Governmental Entity or such political party, (ii) inducing such person to use his influence with such Governmental Entity or such political party to affect or influence any act or decision thereof, or (iii) securing any improper advantage. Each Party shall report any violation of its obligations under Clause 5.1 promptly to the other Party.

6. COOPERATION; DISCLOSURE OF HAZARDS.

6.1 CLIENT shall forward to IROS in a timely manner all documents, materials and information in CLIENT's possession or control reasonably necessary for IROS to conduct the Services. CLIENT shall provide IROS with all information available to it regarding known or potential hazards associated with the use of any substances, including any Study Drug, or equipment supplied to IROS or to any Study site by CLIENT, and CLIENT shall comply with all Applicable Laws concerning the shipment of such substances.

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IROS/MSA/001070/251003

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Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXECUTION VERSION

6.2 CLIENT shall:

6.2.1 deliver all Study Drugs, equipment or other clinical supplies that may be required for a Study and which CLIENT has agreed to provide pursuant to a Clinical Trial Agreement (the **"Study Supplies"**) to each relevant Institution timeously.

6.2.2 use all reasonable efforts to supply sufficient quantities of the applicable Study Supplies as necessary to conduct the Study set forth in the WO. All necessary approvals for the importation of such drugs or equipment into the Territory shall be obtained by CLIENT (at its expense).

6.3 In no event shall any Study Supplies be used by IROS for any purpose other than as expressly set forth in the applicable Protocol.

6.4 Within 60 (sixty) days after the completion of a Study, IROS will provide to CLIENT a written accounting of all clinical supplies supplied by CLIENT to IROS to manage with the Institution(s) as part of the Study Supplies. IROS will use all reasonable efforts to return or procure the return, at CLIENT's cost, of all unused Study Supplies provided by CLIENT to Institutions in accordance with requirements in the applicable Clinical Trial Agreement or as otherwise instructed by CLIENT. During each Study, IROS will procure that the Institutions and Investigators maintain records of (i) the dates and amounts of all Study Supplies received by Investigators; (ii) the dates, amounts and subjects to whom Study Drugs have been dispensed; (iii) the dates and amount of Study Drugs spilled or lost; and (iv) the dates and amounts of Study Drugs being returned or destroyed.

7. DELAYS AND EXTENSION OF TIMELINES.

7.1 IROS is not accountable for delays in the performance of its obligations under this Agreement or under a WO to the extent that such delay is due solely to (i) the actions, errors or omissions of any Governmental Entity; (ii) regulatory or external ethics committee encumbrance; (iii) Study enrolment for clinical studies at the Sites if IROS can provide written evidence that it has fully performed its Services related to contacting and maintaining contact with Institutions; (iv) as a consequence of Force Majeure; or (v) as a result of any delay or failure by the CLIENT to perform any of its obligations under this Agreement or any Clinical Trial Agreement on which the performance of IROS' obligations is dependent or any other actions or omissions of CLIENT or any other entity not under IROS's direct or indirect control, including changes in Protocol requested by Investigators, Regulatory Authorities, external ethics committees or failure of CLIENT to timely provide documents, materials or information or to otherwise cooperate with IROS where this is reasonably required for IROS to timely and properly perform the Services in accordance with the timelines described in the applicable WO. In the event of any delay as contemplated under this Clause 7.1, IROS shall provide notice to CLIENT as soon as reasonably practicable and use commercially reasonable efforts to continue performance of the Services not affected by such delay in accordance with this Agreement.

7.2 In the event IROS is unable to comply with its obligation to meet any timelines set out in a WO or Clinical Trial Agreement due solely to CLIENT's failure to perform its obligations under this Agreement or any Clinical Trial Agreement or is delayed in such performance, the timelines set out in the WO shall be modified as described in Clause 2.5 (Change Order) and extended by the length of the delay, unless CLIENT agrees in writing to pay any additional costs that would be required to meet the original timeline. In addition, CLIENT will pay all non-cancelable costs and expenses incurred by IROS in accordance with the relevant WO and any non-cancelable costs and expenses incurred by Subcontractors that will be passed through to IROS, due to such delay. IROS shall use reasonable efforts to mitigate any losses arising pursuant to this paragraph.

7.3 Subject to Clauses 7.1 and 7.2, IROS acknowledges that it shall provide the Services in accordance with the deadlines specified in the WO or CO(s), or as may be subsequently agreed in writing by the Parties.

7.4 If the Parties agree in writing to extend the timelines set out in WO, the Parties will negotiate in good faith the re-adjustment of fees, if any, in consideration of the agreed revised deadlines and document such agreement in a CO.

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Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXECUTION VERSION

7.5 In the event that any Study is placed on hold for a period of thirty (30) days or more for reasons not attributable to IROS or its Subcontractors, CLIENT will compensate IROS for costs or expenses incurred for the performance of the Study that cannot reasonably be avoided or mitigated incurred during the hold period in accordance with the WO. If the delay is longer than thirty (30) days and the CLIENT wishes for any IROS Personnel to continue to be allocated to the Study and provided that IROS has the sole discretion to agree to such request (which will not be unreasonably withheld), the Parties shall negotiate a commercially reasonable fee to compensate IROS for that continued allocation, should IROS agree to such request. Such compensation shall be set forth in a CO.

8. FORCE MAJEURE.

8.1 In the event that either Party shall be delayed or hindered in or prevented from the performance of any act required hereunder as a result of a Force Majeure Event occurring, then performance of such act shall be excused for the period of such delay, provided that :

8.1.1 the Party claiming Force Majeure notifies the other Party in writing promptly on becoming aware that such Force Majeure Event has occurred;

8.1.2 the Party claiming Force Majeure uses reasonable efforts to mitigate the effects of the Force Majeure Event upon the performance of its obligations under this Agreement and/or WO;

8.1.3 within five (5) calendar days after the cessation of the Force Majeure Event, the Party claiming Force Majeure notifies the other Party in writing of the cessation of the Force Majeure Event and resumes performance of all its obligations under this Agreement; and

8.1.4 the Parties agree and acknowledge that financial difficulty shall never be deemed a Force Majeure Event.

8.2 A non-affected Party shall allow the affected Party a period not exceeding sixty (60) calendar days from the date on which notification of Force Majeure Event is received by the non-affected Party during which the affected Party shall use reasonable endeavours to mitigate the effect of the Force Majeure Event and to carry out its obligations under this Agreement. If such delay or failure persists for more than sixty (60) calendar days then the non-affected Party may, in its sole discretion, terminate this Agreement with immediate effect by written notice to the affected Party without further liability to either Party, in accordance with Clause 26.4.3.

8.3 The corresponding obligations of the other Party will be suspended, and it's time for performance of such obligations extended, to the same extent as those of the Party affected by the Force Majeure Event.

9. VISITS AND AUDITS

9.1 The Parties agree that CLIENT, its regulators and their appointed representatives may visit the Sites where the Study is being conducted. During the term of this Agreement on giving not less than fourteen (14) days prior notice in writing (unless shorter notice is required by a regulator), CLIENT, its regulators and/or their suitably qualified representatives may during regular business hours and at mutually agreeable times (each party acting reasonably), visit any such Site where Services are being performed or Studies are being conducted in order to be assured that such Services and/or Studies comply with Applicable Laws, including, as applicable, Good Clinical Practices, this Agreement, and any CLIENT specifications. Any such inspection shall be for the CLIENT's account save that IROS shall not be entitled to reimbursement of its own costs incurred in participating in a Site visit if such Site visit occurs within the Emirate of Abu Dhabi. IROS shall use reasonable efforts to procure access to any Site which may be subject to an audit for the purposes of enabling suchaudit, and agrees to cooperate with the auditors during the process. Notwithstanding the forgoing, CLIENT acknowledges that access to any Site is subject to the approval and access conditions of the third-party Site.

9.2 During the term of this Agreement, CLIENT or its suitably qualified representative shall have the right, no more than twice a year (unless required by a regulator), during ordinary business hours and upon fourteen (14) calendar days prior written notice (unless shorter notice is required by a regulator) , gain access to and audit IROS's (or its relevant Affiliates') books, records and procedures that are relevant to

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Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXECUTION VERSION

(i) verify compliance with this Agreement and any Applicable Laws, (iii) identify or investigate suspected fraud, and/or (iv) review IROS's quality management systems. Prior to conducting such audit, CLIENT or its auditors shall provide a specific list of documents that will be requested for the audit to allow IROS to compile the records and contest any requirement that would be irrelevant in the context of such audit. The costs of the audit is the responsibility of CLIENT save that IROS shall not be entitled to reimbursement of its own costs incurred in participating in an audit if such audit occurs remotely or within the Emirate of Abu Dhabi unless the results of such audit disclose a material violation of this Agreement or of any Applicable Laws in which case IROS shall reimburse CLIENT for its own reasonable costs and expenses incurred. All information obtained as a result of such audit shall be Confidential Information to the extent such information may be held confidentially under Applicable Laws. Any suitably qualified representative appointed by for purposes of this clause 9.2 shall be subject to confidentiality obligations no less restrictive than those set forth in Clause 17 with respect to such Confidential Information.

9.3 IROS reserves the right to limit disclosure of its proprietary information to any third-party CRO or pharmaceutical development services provider.

10. STANDARDS OF SERVICES AND REGULATORY COMPLIANCE.

10.1 IROS undertakes that its Services will be conducted in compliance with the deadlines set out in the relevant WO, Good Clinical Practices, the Protocol and Applicable Laws relevant to the scope of work envisaged under the applicable WO. In particular, IROS shall comply with, and shall procure that IROS Personnel comply with, the following legislation, regulations and guidelines (as may be amended from time to time) in the conduct of the Studies:

10.1.1 DOH STANDARD ON HUMAN SUBJECT RESEARCH (DOH/ QD/SD/HSR/0.9);

10.1.2 DOH Consent Guideline; and

10.1.3 Guidelines for conducting Clinical Trial with investigational products and medical devices (MOHAP).

10.1.4 DOH Guidelines for Conducting Clinical Trials with Investigational Products and Medical Devices.

10.1.5 International Council for Harmonisation of Technical Requirements for Pharmaceuticals for Human Use Guidelines for Good Clinical Practice E6(R3).

and with the additional requirements specified in Schedule 3 (*FDA Requirements*).

10.2 CLIENT represents that it will cooperate in good faith with IROS in taking any actions that IROS reasonably believes are necessary for IROS to comply with the regulatory obligations that have been transferred to IROS and shall use its commercially reasonable efforts in taking such actions. Likewise, IROS represents that it will cooperate in good faith with CLIENT in taking any actions that CLIENT reasonably believes are necessary for CLIENT to comply with regulatory obligations related to the Services and shall use its commercially reasonable efforts in taking such actions.

10.3 IROS shall inform CLIENT of all necessary amendments to the Protocol or any deviations from the Protocol which are imperative to avoid immediate danger to the subjects promptly on becoming aware of these amendments or deviations, and immediately take any necessary precautions for the protection of all test subjects.

10.4 IROS acknowledges that any revision to the Protocol must be approved in writing by CLIENT and approved by the relevant Regulatory Authorities before any change can be made to the Protocol.

11. REPRESENTATIONS AND WARRANTIES

11.1 Each of CLIENT and IROS hereby represents, warrants, and covenants to the other at the Effective Date and as at the execution of each WO:

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Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXECUTION VERSION

11.1.1 it has the full right and authority to enter into this Agreement, and that no consent or authorization not obtained prior to the Effective Date and/or the date the relevant WO is executed (as applicable), is necessary to be obtained; and it is not aware of any impediment which would substantially impair its ability to perform the terms and conditions imposed on it by this Agreement; and

11.1.2 it is a corporation validly organized under the laws of its incorporation and is authorized to do business to the extent necessary to fulfill its obligations hereunder.

11.2 CLIENT represents and warrants that it has obtained or will obtain any required consent or authorization required by the appropriate Regulatory Authority with respect to the Study.

11.3 The warranties in this Clause 11 shall be deemed given again on the date the Parties execute a WO.

12. INSPECTIONS.

12.1 During the term of this Agreement, IROS shall notify CLIENT promptly on becoming aware of any actual or notified inspection of IROS's premises or Site(s) or inquiry or action by any Governmental Entity where that inspection, inquiry or action directly relates to a Study being performed by IROS under this Agreement. IROS shall promptly furnish copies of all correspondences, letters, notifications relating to such actions, inspections or inquiries that involve such Study, and IROS shall permit CLIENT to review and comment on responses given to the Governmental Entity prior to making responses.

12.2 In the event of an inspection requested by a Governmental Entity as per Clause 12.1, IROS shall arrange access to the Site and the third party and shall permit such officers to copy and verify any data records and reports in IROS's possession or under its custody or control relating to the Study. It is understood by the Parties that in the case of any inspection on Site, an IROS quality agent shall be present. CLIENT shall have the right to be present for and observe any inspection related to any Site (or other related vendors) by any Governmental Entity and IROS shall procure CLIENT's access to the Site for this purpose.

12.3 On becoming aware of any action taken by any Government Entity that may adversely impact the Services in a material manner, IROS agrees to notify CLIENT as soon as reasonably practicable of such adverse impact irrespective of whether the action relates directly to a Study being performed by IROS under this Agreement.

13. RECORDS AND MATERIALS.

13.1 IROS shall maintain relevant Records for a period required by Applicable Laws and in accordance with its obligations of confidentiality and non-use in this Agreement. Such records shall be maintained in a proper and ordered manner. CLIENT shall be entitled to obtain copies of any of the Records on reasonable notice in writing, including after termination of this Agreement.

13.2 Without prejudice to Clause 26.11.2, at the completion of the Services by IROS, all materials, information and all other data owned by CLIENT, regardless of the method of storage or retrieval, shall be delivered to CLIENT in such form as is then currently in the possession of IROS. Alternatively, at CLIENT's written request, such materials and data may be retained by IROS for CLIENT for an agreed-upon time period, or disposed of pursuant to the written directions of CLIENT. CLIENT shall pay the reasonable costs associated with any of the above options.

14. CLINICAL TRIAL AGREEMENTS

14.1 The Parties agree that IROS' Clinical Trial Agreement templates shall be used by the Parties when contracting with Institutions in the Territory, unless expressly agreed otherwise and specified in a WO.

14.2 As set forth in a WO, IROS (at its cost) may negotiate the Clinical Trial Agreement terms and/or other Study-related agreements on behalf of CLIENT and at CLIENT's direction. CLIENT shall be obligated to provide timely feedback in connection with any such negotiations, and IROS shall not be responsible

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Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXECUTION VERSION

for any undue delays attributable to CLIENT's failure to provide approvals and timely responses. IROS must secure CLIENT approval of all Clinical Trial Agreements prior to execution.

15. PAYMENT OF FEES AND EXPENSES.

15.1 In consideration for the performance of the Services by IROS in accordance with this Agreement and the relevant WO, CLIENT will pay IROS for fees, expenses and pass-through expenses in accordance with the budget and payment schedule contained in each WO or associated CO. Unless otherwise agreed in a particular WO, the following shall apply: (i) IROS will invoice CLIENT monthly for the fees, expenses and pass-through expenses (subject to clause 15.2) incurred in performing the Services; and, (ii) CLIENT shall pay each invoice within thirty (30) days of the date of receipt of such invoice.

15.2 For the avoidance of doubt the CLIENT will be solely responsible for making direct payment of any fees, expenses or other costs that are payable to an Institution under a Clinical Trial Agreement to each such Institution, save where expressly agreed otherwise under a WO. IROS shall have no liability for any failure by CLIENT to make payments to Institutions under each Clinical Trial Agreement. Each Clinical Trial Agreement shall contain a statement to that effect.

15.3 All sums payable to IROS under this Agreement:

15.3.1 are exclusive of VAT, equivalent sales tax or any other taxes, charges, levies assessments and other fees of any kind imposed on the Services and CLIENT shall in addition pay an amount equal to any VAT chargeable on those sums on delivery of a VAT invoice; and

15.3.2 shall be paid in full without any set-off, counterclaim, deduction or withholding (other than any deduction or withholding of tax as required by Applicable Laws).

15.4 Without prejudice to any other right or remedy that it may have, if CLIENT fails to pay:

15.4.1 IROS any sum due under any WO on the due date: (i) and CLIENT has still not made payment within thirty (30) days of a written reminder from IROS to make payment, IROS may suspend the Services under the relevant WO until payment has been made in full; and (ii) CLIENT shall pay interest on the overdue sum from the due date until payment of the overdue sum, whether before or after judgment. Interest under this clause will accrue each day at 2% a year above the Central Bank of the UAE's base rate from time to time, but at 2% a year for any period when that base rate is below 0%; and /or

15.4.2 an Institution in accordance with the terms of the applicable Clinical Trial Agreement, IROS may suspend the Services under the relevant WO in respect of such Institution, until payment has been made in full.

15.5 If CLIENT in good faith wishes to dispute an invoice issued under the terms of this Agreement and the applicable WO, CLIENT shall notify IROS of any disputed amounts within ten (10) days of the date of receipt of such invoice (**"Dispute Notice"**). If CLIENT disputes only a portion of an invoice/payment request, then the CLIENT shall pay the undisputed amounts as in accordance with the terms of this Agreement and the applicable WO and the Parties shall use good faith efforts to reconcile the disputed amount as soon as practicable, with no interest being payable on the disputed amount. The Parties' project teams will use good faith efforts to resolve such dispute within ten (10) days of the date of CLIENT's Dispute Notice. The Parties agree that the result of these discussions will be binding on both Parties. If no agreement can be reached by the parties in relation to CLIENT's Dispute Notice, clause 36.3 of this Agreement will apply.

15.6 Upon the reasonable request of IROS, CLIENT agrees to promptly provide written assurance that CLIENT is in possession of the financial resources sufficient to meet all anticipated financial obligations to complete the Study and to demonstrate its financial ability to meet its financial obligations under this Agreement and each WO. Any financial statements or other information provided to IROS under this Clause shall be kept confidential.

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16. FOREIGN CURRENCY EXCHANGE

16.1 The currency to be used for invoice and payment shall be the currency stated in the WO.

17. CONFIDENTIALITY.

17.1 Each Party undertakes to the other Party to treat as confidential all Confidential Information provided to that Party by any other Party. A Party shall not disclose any Confidential Information it receives from the other Party under this Agreement, unless otherwise agreed by the other Party or as permitted under this Clause 17.

17.2 When CLIENT is acting in the context of a Study on behalf of a third party entity whose product is the subject of the Study, CLIENT shall have the right to disclose any Confidential Information received from IROS under this Agreement and/or a WO, to the extent necessary for the purposes of the conduct of the Study, and provided that such entity is made aware of such confidentiality obligations and is bound by similar confidentiality obligations towards CLIENT.

17.3 To the extent that any Confidential Information is required to be disclosed by Applicable Laws, regulation or any governmental or competent regulatory authority (including any securities exchange), a Party may disclose such Confidential Information provided that, to the extent reasonably practicable and legally permissible, the Party required to make such disclosure shall consult in advance with (and take into account the reasonable requests of) the other Party on the proposed form, timing, content and purpose of the disclosure.

17.4 Each Party undertakes to:

17.4.1 disclose the other Party's Confidential Information only to those of its officers, employees, agents, consultants, professional advisors, Affiliates and contractors to whom and to the extent to which such disclosure is necessary for the purposes contemplated under this Agreement, and provided that such persons are under a similar obligation of confidentiality;

17.4.2 procure that such persons are made aware of the obligations under this Clause 17; and

17.4.3 be responsible for all acts and omissions of such persons who are given access to the Confidential Information as though they were its own acts or omissions under this Agreement.

17.5 This Clause 17 shall not apply to any information which:

17.5.1 at the time of its disclosure by (or on behalf of) a Party is in, or subsequently comes into, the public domain, except through breach of any of the undertakings set out in this Agreement;

17.5.2 is already in the lawful possession of a Party, as evidenced by written documentation maintained prior to the disclosure of the Confidential Information or which is independently discovered by a Party, after the date hereof, without the aid, application, or use of the Confidential Information of the other Party, as evidenced by written records; or

17.5.3 subsequently comes lawfully into the possession of a Party from a third party who does not owe the disclosing Party an obligation of confidence in relation to it and who did not obtain such information in violation of the disclosing Party's rights.

17.6 Without affecting any other rights or remedies that a Party may have, each Party acknowledges that the other Party may be irreparably harmed by any breach of its terms and that damages alone may not necessarily be an adequate remedy. Accordingly, each Party acknowledges (without proof of actual damages) that injunctive relief, specific performance or other equitable relief in favor of the other Party thereof may be an appropriate and necessary remedy for any threatened or actual breach of the terms of this Clause 17.

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17.7 The confidentiality obligations under this Clause 17 shall survive the expiry or early termination of this Agreement for a period of five (5) years after expiry or termination of the last WO.

18. PUBLICATION.

18.1 Study results may not be published or referred to, in whole or in part, by IROS without the prior express written consent of CLIENT. Neither Party will use the other Party's name in connection with any publication or promotion without the other Party's prior written consent.

18.2 Neither Party shall be permitted to issue any information or statement to the press or public relating to their collaboration in the context of the Agreement without prior review and written approval of the other Party, which consent shall not be unreasonably withheld.

18.3 Neither Party shall be permitted to use the names or logos of the other Party in any publicity, advertising or news release, in relation to a Study including, but not limited to those of each Party's webpages and other social media without the prior consent of the other Party, which consent shall not be unreasonably withheld.

19. OWNERSHIP OF INTELLECTUAL PROPERTY AND DATA.

19.1 The Background IP of each Party is and shall remain the property of that Party or its Affiliates or third party licensors, as applicable. Except as set out in this Agreement, neither Party, nor any of its Affiliates, shall acquire any right, title or interest in any of the other Party's Background IP.

19.2 All materials, documents, information and data, including Generated Data, supplied to IROS by CLIENT or generated on behalf of CLIENT in the performance of the Services under this Agreement (**"CLIENT Property"**) will be the sole and exclusive property of the CLIENT. CLIENT:

19.2.1 is required to obtain all applicable licenses related to any scale, assessment, questionnaire, measure or similar instrument that CLIENT requests IROS to use for any Study;

19.2.2 grants to IROS a non-exclusive, royalty-free license, with a right to sublicense to IROS Affiliates, IROS Personnel and Subcontractors, to use CLIENT Background IP, CLIENT Property and Research IP to the extent needed to allow IROS to perform the Services and exercise any other rights or perform any other obligations under this Agreement.

19.3 IROS shall promptly disclose to CLIENT any Intellectual Property related solely to (i) CLIENT's Product or (ii) CLIENT Property, in each case which was conceived or generated by IROS, IROS Personnel or Subcontractors while providing the Services under this Agreement or by Institutions in participating in a Study (the **"Research IP"**).

19.4 Therefore, in consideration of the payment of the fees under the relevant WO, IROS hereby exclusively assigns to CLIENT, worldwide, and for any purpose whatsoever, all Research IP with effect from its creation, for the entire duration of such Intellectual Property Rights, and undertakes to perform, at CLIENT's expense, all acts deemed necessary or desirable by CLIENT or its successors to permit and assist it in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in such Intellectual Property, including the execution of documents confirming the assignment at CLIENT's request. During any period in which such assignment of future Intellectual Property is not effective pursuant to applicable law, the IROS shall licence the use of such Intellectual Property to CLIENT on a worldwide, exclusive, perpetual, sublicensable and royalty-free basis.

19.5 IROS represents and warrants that the Research IP being created by IROS Personnel, Subcontractors and Institutions under this Agreement, are or shall be assigned to IROS on written terms vesting ownership of the Research IP to IROS (and licensed to IROS during any period in which such assignment is ineffective), so as not to limit the Intellectual Property assigned and/or licensed to CLIENT pursuant to 19.4.

19.6 Notwithstanding the foregoing, the CLIENT acknowledges that IROS Background IP, including analytical methods, procedures and techniques, computer technical expertise, hardware and software,

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may be used in the course of providing the Services. To the extent such IROS Background IP is used, improved or modified by IROS under or during the term of this Agreement, such improvements or modifications shall be deemed to be IROS Background IP. For the avoidance of doubt:

19.6.1 the CLIENT's title in any deliverables stemming from the Services, and any rights in Intellectual Property embodied in the deliverables, shall not extend to any IROS Background IP included in such deliverables by implication or otherwise. With respect to such IROS Background IP, IROS grants the CLIENT a non-exclusive, non-transferable license to use the IROS Background IP to the extent necessary to make use of such deliverables and to allow use of such deliverables by third parties provided that all usage remains in accordance with the terms of this Agreement (as applicable) and in compliance with all applicable laws; and

19.6.2 nothing in this Clause 19 shall be construed so as to prevent IROS from using its know-how generated during the performance of the Services in the furtherance of its normal activities, to the extent that such use does not result in the disclosure or misuse of the CLIENT's Property or Confidential Information.

20. INSURANCE.

20.1 IROS must secure and maintain in full force and effect throughout the term of each WO general and professional liability coverage of amounts in accordance with generally accepted standards by CROs, to cover all losses, damage, liability or costs with respect to which it is liable under this Agreement. If CLIENT so requests in writing, but no more frequently than once every twelve (12) months, IROS will produce a certificate of insurance for review or such other document evidencing that it has adequate coverage consistent with human clinical trial industry standards to cover its obligations hereunder, and in no event less than the minimum amount of insurance required by Applicable Law.

20.2 CLIENT or the third party entity on behalf of which the Study is conducted must secure and maintain in full force and effect throughout the term of each Study, and with a reputable insurer, an insurance policy to cover any injury or damages suffered by Study subjects resulting from the performance of the Study with respect to which the sponsor is liable under this Agreement, of amounts in accordance with Applicable Laws and generally accepted standards for sponsors in connection with the administration of investigational compounds or clinical trials. Such insurance shall not contain exclusions that would preclude claims by participating Study subjects which arise from the Study in relation to the investigational product, where the Study participant has reasonably complied with the Protocol.

20.3 Without limiting the generality of the foregoing CLIENT shall maintain for the term of this Agreement and for a period of 3 (three) years from the expiration or termination of the last WO, clinical trial liability or products liability insurance with coverage equal to the greater of: (i) not less than $10,000,000 USD per occurrence/aggregate, (ii) the statutorily mandated coverage and (iii) the minimum amount of insurance coverage dictated by any ethics committee or independent review board.

20.4 IROS and its Affiliates shall be identified as additional insureds on CLIENT's policy and CLIENT and its Affiliates shall be identified as additional insureds on IROS's policy.

20.5 Upon written request, each Party shall provide the other with a copy of its effective certificate of insurance or such other document evidencing that it has adequate coverage consistent with human clinical trial industry standards to cover its obligations hereunder, and in no event less than the minimum amount of insurance required by Applicable Laws. CLIENT hereby authorizes IROS to provide its Subcontractors with a copy of CLIENT's certificate of insurance.

21. DATA PROTECTION AND SECURITY

21.1 Both Parties have the obligation to abide by the principle of medical confidentiality for the subjects participating in a Study.

21.2 For the purpose of this Agreement, each Party shall provide to the other Party only Anonymized Data related to the Study subjects.

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21.3 Each Party acknowledges and agrees that, and shall procure that its directors, employees and authorized subcontractors:

21.3.1 shall comply with the terms of UAE Federal Law No 2 of 2019 on the Use of the Information and Communications Technology in Health Fields (as amended or updated from time to time) and any other applicable Privacy Laws;

21.3.2 shall at all times ensure the protection of the privacy of human subjects, comply with all Privacy Laws applicable and maintain strict confidentiality regarding individual's private health information and Anonymized Data; and

21.3.3 shall only use Study subjects' Personal Data and the Anonymized Data for the purpose of the related Study and not for any other purpose or in any way contrary to legal requirements.

21.4 Subject to clause 21.1 and to the extent that IROS processes Personal Data related to the Study Subject, in respect of this Personal Data and the Generated Data, IROS shall:

21.4.1 only use the Personal Data and the Generated Data for the purpose of the related Study in accordance with the provisions of this Agreement, and not for any other purpose or in any way contrary to legal requirements, always in compliance with all applicable Privacy Laws;

21.4.2 take appropriate steps to protect the confidentiality and security of the Personal Data and the Generated Data while in its possession or control;

21.4.3 subject to clause 21.4.4 below, not to disclose Personal Data and Generated Data to any third party except:

(a) to any authorized individuals involved in the Study to whom disclosure is strictly necessary in order for the performance of its obligations under this Agreement provided that such individuals are obliged to process the Personal Data and Generated Data in accordance with the provisions of this Agreement; or

(b) if required to do so by any legal requirements, including with respect to providing the Personal Data to any competent Governmental Entity provided that IROS only provides the minimum Personal Data necessary to satisfy the requirement.

21.4.4 not transfer any Personal Data outside of the UAE unless permitted by, and in accordance with the requirements of, applicable Privacy Laws, or if instructed by any competent authority;

21.4.5 implement and maintain appropriate physical, administrative, and technical safeguards to protect the Personal Data and the Generated Data from inadvertent or unauthorized access, disclosure, use, or modification ("**Data Breach**"), taking into account the sensitivity of such data;

21.4.6 promptly and in any event within twenty-four (24) hours inform the CLIENT upon becoming aware of a Data Breach or a request from an individual to exercise a right under applicable Privacy Laws or any other third party request/enquiry in relation to the Personal Data. IROS shall respond to the aforementioned occurances in accordance with applicable Privacy Laws and provide the CLIENT with such information and assistance with respect to the aforemtnioed occurrences as the CLIENT may reasonably request.

22. LIABILITY AND INDEMNIFICATION.

22.1 Nothing in this Agreement shall limit or exclude either Party's liability to the other:

22.1.1 in respect of any indemnification obligation arising pursuant to this Agreement;

22.1.2 in respect of fraudulent misrepresentation or fraud;

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22.1.3 in the event of injury to or death of, any person caused by its negligence or that of its employees or agents and for which it is responsible; or

22.1.4 where such limitation or exclusion would contravene Applicable Laws.

22.2 Subject to Clause 22.1, neither Party shall be liable or responsible to the other Party for any indirect or consequential loss (including loss of goodwill, loss of profit, loss of any contract, loss of opportunity, loss of anticipated profits or revenue or costs of capital), and in each case howsoever caused whether arising under contract, tort (including negligence and breach of statutory duty) or otherwise, even if it has been advised of the possibility of such loss.

22.3 Save as provided under Clauses 22.4, CLIENT shall indemnify, defend and hold harmless IROS and its Affiliates, agents and Subcontractors from and against any Losses suffered as a result of:

22.3.1 Study subjects' illness, injury or death due to the administration of the Study Drug (including during the Study), or the performance of any procedure required by the Protocol for the performance of the Study, in compliance with the Protocol (as approved by CLIENT and the relevant Regulatory Authorities);

22.3.2 A third party's claim that IROS' performance of the Services infringes that third party's Intellectual Property (excluding any claim attributable to use of IROS' Background IP);

22.3.3 CLIENT's failure to comply with Applicable Laws;

22.3.4 CLIENT's negligence, fraud or willful misconduct in connection with this Agreement;

22.3.5 CLIENT's breach of warranties and representations under this Agreement (and/or WO).

22.4 CLIENT's indemnification obligation under Clause 22.3.1 to 22.3.4 does not apply to injury, liabilities, damage or Losses to the extent caused by IROS':

22.4.1 failure to provide the Services as required pursuant to a WO or to adhere to the Protocol (as approved by CLIENT and the relevant Regulatory Authorities);

22.4.2 failure to comply with Applicable Laws;

22.4.3 negligence, fraud or willful misconduct in the performance of the Services; or

22.4.4 breach of its obligations under this Agreement (and/or any WO).

22.5 The CLIENT's liability under the indemnity in Clause 22.3.2 is limited to the amounts awarded in final judgement or agreed in settlement with the third party and the reasonable costs and expenses incurred by IROS in dealing with the claim. This indemnity is IROS' sole and exclusive remedy for intellectual property rights infringement in connection with this Agreement.

22.6 IROS shall indemnify, defend and hold harmless CLIENT and its Affiliates, (each a "**CLIENT Indemnified Party**"), from and against any and all Losses arising out of :

22.6.1 IROS's failure to adhere to the Protocol (as approved by CLIENT and the relevant Regulatory Authorities);

22.6.2 IROS's failure to comply with Applicable Laws;

22.6.3 IROS's negligence, fraud or willful misconduct in the performance of the Services as required pursuant to a WO; or

22.6.4 IROS's breach of its warranties and representations under this Agreement (and/or any WO).

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22.7 IROS's indemnification obligation under Clause 22.5 does not apply to injury, liabilities, damage or Losses to the extent caused by:

22.7.1 CLIENT's failure to comply with Applicable Laws;

22.7.2 CLIENT's negligence, fraud or willful misconduct in the performance of its obligation under this Agreement (and/or any WO); or

22.7.3 CLIENT's breach of its obligations under this Agreement (and/or any WO).

22.8 Subject to clause 22.1 and without prejudice to clause 22.2, to the maximum extent permitted under Applicable Law, the aggregate liability of each Party in respect of any WO (including as any such WO may be amended by any associated CO) shall not in any circumstances whatsoever exceed aggregate amounts paid or payable by CLIENT for performance of the Services relating to such WO.

22.9 This Clause 22 shall remain in full force and effect notwithstanding any termination or expiry of this Agreement.

22.10 Upon reasonable request by IROS or an Institution utilized in connection with a WO, CLIENT shall execute and provide a separate letter of indemnification to IROS that can be provided to Institutions, in a form mutually acceptable to the Parties.

23. INDEMNIFICATION PROCEDURE.

23.1 The indemnification obligation of each Party under Clause 22 is subject to the indemnified Party notifying the indemnifying Party as soon as practicable after becoming aware of the relevant claim, allowing the indemnifying Party to take control of the defense and settlement of the claim, and taking all action reasonably requested by the indemnifying Party to avoid, compromise or defend the claim and any proceedings in respect of the claim. The indemnified Party shall provide any support reasonably requested by the indemnifying Party to defend the claim, at the indemnifying Party's cost.

24. DISCLAIMER

24.1 CLIENT acknowledges that:

24.1.1 the results of the Services to be provided as outlined herein are inherently uncertain and that, accordingly, there can be no assurance, representation or warranty by IROS that the Study Drug will be approved and/or successfully marketed by CLIENT.

24.1.2 IROS shall not be responsible for the authenticity or successful outcome of the Study Drug.

24.1.3 the Services to be provided by IROS as outlined herein are based upon information supplied by IROS and CLIENT, as well as others, and that IROS does not guarantee or warrant the results of such Services, with the exception that data collected in support of Studies, will be accurate, legible, reliable and suitable for use in the Study and otherwise in accordance with the terms of this Agreement and any applicable Work Orders. For the avoidance of doubt, IROS shall not be responsible for the accuracy, completeness, or integrity of any information, records, or data supplied by CLIENT, Institutions, or third parties.

25. TERM OF AGREEMENT.

25.1 This Agreement shall commence as of the Effective Date and shall continue for the Initial Term from that date, unless earlier terminated by either Party in accordance with Clause 26 below .

25.2 At the end of the Initial Term, the Parties may extend the Agreement beyond the Initial Term for a duration to be agreed upon by the Parties (the "**Extended Term**"), by executing a written amendment to the Agreement signed by both Parties, at least 15 (fifteen) days prior to the end of the Initial Term.

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26. TERMINATION.

26.1 The Parties may decide to terminate this Agreement by mutual consent in writing without the need for a court order.

26.2 IROS may terminate this Agreement or any WO under this Agreement without cause and without the need for a court order at any time during the term of the Agreement on thirty (30) days prior written notice to CLIENT. IROS shall reimburse the CLIENT for its reasonable and direct costs and expenses incurred by the CLIENT in connection with engaging a new CRO services provider following termination by IROS pursuant to this clause.

26.3 Either Party may terminate this Agreement on thirty (30) days' written notice to the other if there are no WOs currently in effect.

26.4 Either Party may terminate any WO in relation to a Study before the beginning of such Study immediately by written notice to the other:

26.4.1 in the event of failure by CLIENT to secure approval from the relevant Regulatory Authorities for the conduct of the Study;

26.4.2 the Study can no longer be conducted due to local regulations or government restrictions;

26.4.3 the Study is terminated for any reason that is not the fault of the terminating Party including due to a significant change in the sample size gathered in the relevant territory(ies) – in comparison to the sample requirements as set out in the Protocol – which prevents the Study from being successfully conducted; and

26.4.4 in the event that for whatever reason CLIENT is no longer the sponsor of the relevant Study,

in which case neither Party shall be liable to the other Party for any Losses, claims, damages, fees, liabilities, costs or expenses suffered or incurred by the other Party on the account of such termination.

26.5 Any WO shall terminate immediately upon written notice of one Party to the other, if the relevant Regulatory Authorities have decided to terminate the corresponding Study due to any cause relating to the safety of the subjects or any ethical reason, in which case neither Party shall be liable to the others for any Losses, claims, damages, fees, liabilities, costs or expenses suffered or incurred by the other on the account of such termination.

26.6 Each Party shall have the right, without prejudice to its other rights or remedies, including the right to request for damages, to terminate this Agreement (and all related WO) immediately by written notice to the other

26.6.1 if the other Party has made any false material representation or warranty in this Agreement;

26.6.2 if the other Party (i) suspends or threatens to suspend, payment of its debts or is unable to pay its debts as they fall due or admits inability to pay its debts, or (ii) becomes insolvent or a petition is filed, a notice is given, an order is made or a resolution passed for the administration, winding-up or dissolution of the other Party (otherwise than for the purposes of a solvent amalgamation or reconstruction), or (iii) an application is made to court, or an order is made to appoint an administrative or other receiver, manager, liquidator, administrator, trustee or similar officer over all or any substantial part of the assets of the other Party, or (iv) the other Party enters into or proposes any composition or arrangement with its creditors generally, or (v) anything analogous to the foregoing occurs in any applicable jurisdiction.

26.7 Each Party shall have the right, without prejudice to its other rights or remedies, including the right to request for damages, to terminate a WO immediately by written notice to the other if the other Party is in breach of any of its material obligations under that WO or this Agreement (with respect to that WO) and

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either that breach is incapable of remedy or the other Party shall have failed to remedy that breach within 30 (thirty) days after receiving written notice requiring it to remedy that breach.

26.8 Without affecting any other right or remedy available to it, IROS may terminate a WO with immediate effect by giving written notice to the CLIENT: (i) if the CLIENT fails to pay any amount due under that WO on the due date for payment; (ii) IROS has exercised its right to suspend the Services under Clause 15.4.1 and notified the CLIENT of its intention to terminate the WO if payment is not made within a further thirty (30) days; (iii) the CLIENT and remains in default thirty (30) days after commencement of the suspension.

26.9 Termination of this Agreement or of a WO, as applicable, shall be effective immediately or on the date set out in a termination notice as the case may be, without the need of a court order.

26.10 In the event of notice of termination being given by either Party as described above, the Parties agree to cooperate in good faith in respect of the transition of ongoing Services during the period of notice and the close-out period referred to in Clause 26.12 (which may extend beyond the effective date of termination).

26.11 On early termination or expiry of this Agreement or a WO, as applicable:

26.11.1 the rights granted by one Party to the other under this Agreement or the WO, as applicable, shall cease (except as expressly authorized by the other Party for transition purposes);

26.11.2 each Party shall promptly deliver to the other or destroy, upon its request, all Confidential Information, and, in the case of IROS, all CLIENT Property that are in its possession or under its control. Notwithstanding the foregoing, the receiving Party shall be permitted to retain one copy of Confidential Information and, in the case of IROS, CLIENT Property, to the extent required to comply with Applicable Laws (including the rules of an applicable stock exchange) or bona fide internal document retention policies and shall not be required to destroy, delete, or modify any backup tapes or other media containing such Confidential Information or CLIENT Property pursuant to automated archival processes in the ordinary course of its business, provided that such Confidential Information and, in the case of IROS, CLIENT Property will not be used or accessed for any other purpose and shall remain subject to the terms of this Agreement.

26.12 Promptly following either Party's delivery of a termination notice in relation to a WO for any reason, the Parties shall meet to prepare a close-out schedule, and IROS shall cease performing all work not necessary for the orderly close-out of the Services or required by laws or regulations. Each Party shall comply with its obligations in the agreed close-out Schedule for the period referred to in it (which shall be at least sixty (60) days unless a shorter period is required by the CLIENT).

26.13 Unless otherwise stated in the notice of termination, termination or expiry of this Agreement shall not affect the validity of any WO hereunder then in effect, and all the terms of this Agreement shall survive and continue to apply to such WO until its completion or termination.

26.14 If this Agreement or any WO is terminated, CLIENT shall pay IROS for all Services performed in accordance with this Agreement or any WO up to the termination date, provided that IROS has complied with its obligations under the Protocol and any Protocol in handing over any ongoing Study to CLIENT or a replacement CRO provider. If payments are unit or milestone based, and the Agreement or a WO is terminated for reasons other than IROS' breach after agreed costs have been incurred toward achieving portions of one or more incomplete units or milestones, CLIENT will pay IROS the agreed fees for actual work performed toward those incomplete units or milestones up to the date of termination, in addition to paying for completed units or milestones. If payments are unit or milestone based, and the Agreement or a WO is terminated for IROS' breach, CLIENT will only be required to pay IROS for completed units or milestones.

26.15 Any termination of this Agreement (howsoever occasioned) shall not affect any accrued rights or liabilities of either Party, nor shall it affect the coming into force or the continuance in force of any provision of this Agreement which is expressly or by implication intended to come into force or continue in force on or after termination.

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27. NOTICE AND DELIVERIES.

27.1 Any notice required or permitted to be given hereunder by either Party hereunder shall be in writing and shall be deemed given on the date received if delivered personally or by a reputable overnight delivery service, or seventy-two (72) hours after the date postmarked if sent by registered or certified mail, return receipt requested, postage prepaid to the physical address, or on the date of the email if sent by email to the email addresses set out for each Party in the Contract Particulars.

27.2 If CLIENT delivers, ships, or mails materials or documents to IROS, or requests that IROS delivers, ships, or mails materials or documents to CLIENT or to third parties, then the expense and risk of loss for such deliveries, shipments, or mailings shall be borne by CLIENT, provided that IROS followed CLIENT's written instructions for the materials that were delivered, shipped, or mailed. IROS disclaims any liability for the actions or omissions of third-party delivery Services or carriers.

28. INDEPENDENT CONTRACTOR RELATIONSHIP.

28.1 For the purposes of this Agreement, the Parties hereto are independent contractors and nothing contained in this Agreement shall be construed to constitute, create, or in any way be interpreted as, a joint venture or partnership between the Parties.

29. SUBCONTRACTING.

29.1 As part of the Services, if set forth in a WO, IROS may engage a third-party provider for the provision of Services which are either i) not customarily performed by IROS, or ii) required to be performed in territories outside of the UAE where IROS does not customarily operate (a "**Subcontractor**"). IROS will secure the written approval of CLIENT to engage a Subcontractor which will not be unreasonably withheld. IROS shall remain fully responsible for the performance by its Subcontractors of any Services as if it had performed the Services itself. IROS's duty with respect to such Subcontractors shall be to coordinate their activities and to make the corresponding payments, after receipt of sufficient funds from CLIENT, in accordance with the relevant WO. For the purposes of clarity, an Institution conducting a Study pursuant to a Clinical Trial Agreement is not a Subcontractor of IROS for the purposes of this Agreement or a WO.

30. BINDING AGREEMENT AND ASSIGNMENT.

30.1 This Agreement shall be binding upon and inure to the benefit of CLIENT and IROS and their respective successors and permitted assigns.

30.2 Except pursuant to Clause 29 (Subcontracting) or in the case of:

30.2.1 an assignment to an Affiliate of the Party; or

30.2.2 in connection with the merger, consolidation or sale of substantially all of a Party's assets related to the Study,

neither Party may assign, transfer, charge or deal in any other manner with any of its rights or obligations under this Agreement without the prior written consent of the other Party.

30.3 If IROS has transferred rights and/or obligations under this Agreement pursuant to Clause 30.2.2 and the CLIENT objections to the identity of the assignee on the basis that it is a competitor of the CLIENT or the CLIENT has reasonable grounds to believe that the assignee is not financially sound, does not have the resources of capability to comply with this Agreement or presents reputational, regulatory or operational risk to the CLIENT, the CLIENT may terminate this Agreement on written notice to IROS and the assignee.

30.4 The Parties acknowledge and agree that: (i) this Agreement has been entered into in contemplation of the incorporation of an operating subsidiary of the CLIENT in the United Arab Emirates to sponsor the Studies in the United Arab Emirates; and (ii) immediately following incorporation, the CLIENT shall transfer all of its rights and obligations under this Agreement to such subsidiary; and (iii) the Parties shall

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execute (and the CLIENT shall procure execution by the subsidiary of) any documents necessary to give effect to such transfer.

31. GOVERNING LAW.

31.1 This Agreement and any dispute or claim (including non-contractual disputes or claims) shall be construed, governed, interpreted, and applied in accordance with the laws of the Abu Dhabi Global Market.

32. SEVERABILITY.

32.1 If any provision or part of a provision of this Agreement is declared invalid, illegal, or unenforceable, the invalidity, illegality, or unenforceability thereof will not affect the remaining part of that provision and all other provisions of this Agreement.

33. VARIATION

33.1 Subject to Clause 2.6, no variation of this Agreement shall be effective unless it is in writing and signed by the Parties (or their authorised representatives).

34. WAIVER.

34.1 Failure or delay by a Party to exercise any right or remedy provided under this Agreement or by law shall not constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict any further exercise of that or any other right or remedy.

34.2 A waiver of any right or remedy under this Agreement or by law is only effective if given in writing and shall not be deemed a waiver of any subsequent right or remedy.

35. SURVIVAL.

35.1 On termination or expiry of this Agreement, all existing WO shall continue unless expressly terminated as per the requirements of Clause 26.

35.2 Any provision of this Agreement that expressly or by implication is intended to come into or continue in force on or after termination or expiry of this Agreement shall remain in full force and effect.

36. DISPUTE RESOLUTION.

36.1 In the event of any dispute or difference between the Parties arising out of or in connection with or relating to this Agreement or any WO (a "**Dispute**"), either Party shall give to the other written notice of the Dispute, setting out its nature and full particulars (a **"Dispute Notice"**), together with relevant supporting documents. On service of the Dispute Notice, the Parties' respective relationship managers shall attempt in good faith to resolve the Dispute.

36.2 If the Parties' relationship managers are not able to resolve the Dispute within ten (10) calendar days of receipt of the Dispute Notice, the Dispute shall be referred in writing to the Amir Heshmatpour of the CLIENT and the Chief Executive Officer of IROS. These representives shall, within ten (10) calendar days of the referral of the Dispute, hold a meeting (a "**Dispute Meeting**") either in person or virtually in an effort to resolve the Dispute.

36.3 Any Dispute which is not resolved within thirty (30) calendar days after the service of a Dispute Notice, whether or not a Dispute Meeting has been held, may be submitted by a Party to the courts of Abu Dhabi Global Market, in the Emirate of Abu Dhabi, UAE, which shall have exclusive jurisdiction to decide on any dispute arising our or in connection with this Agreement and any WO.

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EXECUTION VERSION

37. ENTIRE AGREEMENT AND MODIFICATION.

37.1 This Agreement, together with the WO and COs, contains the entire understanding of the Parties with respect to the subject matter herein, and supersedes all previous agreements (oral and written), letters of intent, negotiations and discussions. Any modifications to the provisions herein must be in writing and signed by the Parties.

38. THIRD PARTY RIGHTS

38.1 Unless it expressly states otherwise, this agreement does not give rise to any rights (whether statutory or otherwise) to any third party who is not a party to this agreement to enforce any term of this agreement.

38.2 The rights of the parties to rescind or vary this agreement are not subject to the consent of any other person.

39. COUNTERPARTS.

39.1 This Agreement, a WO and/or a CO may be executed in any number of counterparts each of which, when executed, shall constitute an original, but all the counterparts together shall constitute a single binding legal document. This Agreement may be executed through the use of an electronic signature. Transmission of the executed signature page of a counterpart of this Agreement by (a) fax or (b) email (in PDF, JPEG or other agreed format) to another Party shall take effect as delivery of an executed counterpart of this Agreement. If either method of delivery is adopted, without prejudice to the validity of the Agreement thus made, each Party shall provide the others with the original of such counterpart as soon as reasonably possible thereafter. No counterpart shall be effective until each Party has executed and delivered at least one counterpart.

Signature Clause follows.

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EXECUTION VERSION

IN WITNESS WHEREOF, DULY AUTHORIZED REPRESENTATIVES OF THE PARTIES HAVE EXECUTED AND DELIVERED THIS AGREEMENT, IN DUPLICATE, AS OF THE EFFECTIVE DATE.

ACKNOWLEDGED, ACCEPTED AND AGREED TO:

NEONC TECHNOLOGIES HOLDINGS, INC.	**INSIGHTS PHARMACEUTICAL RESEARCH LLC**
By: Signed by: Amir F. Heshmatpour C4D0CD0700E2404...	By: DocuSigned by: Islam Eltantawy 0465BDCBF2BE4AF...
Name: Amir F. Heshmatpour	Name: Islam Eltantaway
Title: Executive Chairman & President	Title: General Manager, IROS
Date: 3 October 2025	Date: 4 October 2025

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EXECUTION VERSION

SCHEDULE 1

DEFINITIONS AND INTERPRETATION

Defined Terms

Affiliate means any person directly Controlling, Controlled by or under direct or indirect Control with such Party;

Affiliate of IROS means Mubadala Investment Company PJSC and Group 42 Holding Ltd and each of their Controlled entities, provided that for all purposes hereof, Mubadala Capital LLC, Abu Dhabi Investment Council PJSC or any third party capital management funds and their respective directly and indirectly Controlled subsidiaries, accounts, collective investment funds, investment holding companies or other similar entities Controlled, managed or advised by any of them shall not be deemed to be an Affiliate of IROS;

Agreement means this agreement;

Anonymized Data means any data that has been irreversibly anonymized to exclude identifying information related to a natural person and any other information that constitutes Personal Data, which will be provided by IROS to CLIENT in relation to a Study subject;

Applicable Laws means any supra-national, federal, national, state, municipal or local statute, law, ordinance, regulation, rule, code, order or any other order or judgment issued, promulgated by any Governmental Entity or any rule or requirement of any national securities exchange, as any of the foregoing may be amended from time to time and which are applicable to a Party or to the subject matter of this Agreement, including Privacy Laws and Good Clinical Practices;

Background IP means in relation to a Party, any Intellectual Property, know-how, information and materials (i) owned by or licensed to that Party or its Affiliates, prior to the commencement of the Agreement or a WO (ii) created during the term of the Agreement or WO but outside the scope of its activities under the Study, and which are used by such Party in relation to the Study or the Services or are otherwise made available to the other Party in connection with the Study or Services. It includes any improvements thereto, without using or referencing any of the other Party's Intellectual Property;

CLIENT Indemnified Party has the meaning given to it in Clause 22;

Clinical Trial Agreement shall mean the contractual agreement that has been or will be entered into by CLIENT and IROS with an Institution for the conduct of a Study by that Institution;

CO has the meaning given to it in Clause 2.6;

Confidential Information means all such information disclosed pursuant to this Agreement and/or a WO, whether furnished before or after the date hereof, whether oral or written, including the terms of this Agreement. Confidential Information may include, but not be limited to, financial information, know-how, trade secrets, research achievements, production methods, techniques, quality control, testing methods, software, chart, programming specifications, development processes, steps, ideas, intellectual property (whether or not registered or patented), business plans, customer lists (potential or existing), and other information related to customers, marketing strategies, the test vaccines, and other business information that are disclosed by either Party (or its Affiliates) for use in or in connection with the Agreement and/or the Studies. Confidential Information does not include any information which the receiving Party can reasonably demonstrate that (i) was lawfully known to the receiving Party prior to receiving the same without restriction as to use or disclosure;(ii) is or becomes generally available to the public (through no breach of this Agreement); (iii) was obtained by the receiving Party from a third party free of any obligation of confidentiality at the time of disclosure; (iv) is required to be disclosed by law or regulation;

Contract Particulars means the Contract Particulars set out in the front-end of the Agreement;

Control means the power to direct the management and policies of a person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise;

CRO has the meaning given in the Recitals;

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EXECUTION VERSION

Effective Date means the date set out in the last signature in respect of this Agreement is received;

Extended Term has the meaning given to it in Clause 24;

Force Majeure means any external event beyond the control of a Party, including but not limited to, flood, drought, earthquake or other natural disaster; terrorist attack, civil war, civil commotion, pandemic or epidemic, or riots, war, armed conflict, imposition of sanctions, embargo, or breaking off of diplomatic relations; or any law or any action taken by a Governmental Entity, including without limitation imposing an export or import restriction, quota or prohibition, which are not reasonably foreseeable;

Generated Data means all data related to or arising out of the conduct of each Study, including results, conclusions, discoveries, details, summaries or copies of information, materials, and documentation but excluding any IROS Background IP;

Good Clinical Practices means current good clinical practices guidelines of the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use Topic E6: Guidelines on Good Clinical Practice, together with such other Good Clinical Practice requirements as may apply within the Territory or such other territory where a Study is being conducted, the 'Ethical principles for medical research involving human subjects' 2008 set forth in the Helsinki Declaration of the World Medical Congress, and all important guiding principles related to drugs and clinical trials that take effect immediately;

Governmental Entity means any court, administrative body, local authority or other governmental or quasi-governmental entity with competent jurisdiction, any supra-national, national, federal, state, municipal, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body, self-regulated entity, private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority or other governmental entity, including any relevant Regulatory Authority;

Initial Term has the meaning given to it in in the Contract Particulars;

Intellectual Property means patents, utility models, rights to inventions, copyright and neighboring and related rights, trade marks, business names and domain names, rights in get-up and trade dress, goodwill and the right to sue for passing off, rights in designs, rights in computer software, database rights, rights to use, and protect the confidentiality of, confidential information (including know-how and trade secrets), and all other intellectual property rights, in each case whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, any rights and all similar or equivalent rights or forms of protection that subsist or will subsist now or in the future in any part of the world;

Intellectual Property Rights means rights subsisting in the Intellectual Property;

Institution means any institution appointed by CLIENT to design and conduct a Study at a Study site;

Investigators means the individual(s) appointed by the Institution and is responsible for the conduct of a Study at the Institution's Sites

IROS Personnel has the meaning given to it in Clause 3;

Losses means, collectively, all losses, damages, liabilities, reasonable attorney fees, court costs, and expenses;

Personal Data means mean any information relating to an identified or identifiable natural person and any other information that constitutes personally identifiable information under any Privacy Laws. This will include subject's full name, contact details, ID number (and other acceptable official identification), age, identification number, and protected health information;

Privacy Laws means all Applicable Laws relating to privacy and Personal Data protection in the UAE, including Federal Law by Decree No. 45 of 2021 on the Protection of Personal Data and the Executive Regulations relating to it, Federal Law No. 2 of 2019 on the Use of the Information and Communication Technology in Health Fields and Cabinet Decision No. 32/2020 on the Implementing Regulation of Federal Law No. 2 of 2019 and Ministerial Resolution No. (51) of 2021 on Cases where Health Data and Information may be stored or transferred outside the State, as amended from time to time, and any other relevant jurisdiction, including those relating specifically to subject information and consent;

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EXECUTION VERSION

Protocol means any Study protocol attached to the relevant WO;

Records means data records pertaining to the Services performed;

Regulatory Authority means any international, national, or other governmental, regulatory, or administrative authority, or other body competent to grant approvals, registrations, or other consents for the conduct of clinical trials or for the manufacture, importation and distribution of investigational medicinal products;

Research IP has the meaning given in Clause 19.3;

Services has the meaning given to it in Clause 2.5;

Site means any Institution's site where the Study is being conducted;

Study has the meaning given to it in the Recitals;

Study Drug means CLIENT's (or such other pharmaceutical sponsor who is authorizing CLIENT) pharmaceutical form of an active ingredient or placebo or comparator product being tested or used as a reference in a Study as set out in a Protocol;

Study Supplies has the meaning given to it in Clause 6.2.1;

Subcontractor has the meaning given to it in Clause 29;

Territory has the meaning given to it in the Contract Particulars;

UAE means the United Arab Emirates;

UAE Civil Code: means Federal Law No. (5) of 1985 on the Civil Transactions Law of the U.A.E.

VAT means the value-added tax as applied in the UAE; and

WO has the meaning given to it in Clause 2.2.

<u>Interpretation</u>

1. Any ambiguities in the terms of this Agreement will not be presumptively construed for or against either party.

2. Headings are for convenience only.

3. The schedules and exhibits form part of this Agreement. Any reference to this Agreement includes the schedules, exhibits and executed WOs and COs.

4. As used in this Agreement, "including" means "including without limitation".

5. Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

6. Unless expressly provided otherwise in this Agreement, a reference to legislation or a legislative provision is a reference to it as amended, extended or re-enacted from time to time.

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EXECUTION VERSION

SCHEDULE 2

FORM OF WORK ORDER

To be attached in a separate cover:

Work%20Order%20
Template%20(Spons

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SCHEDULE 2

FORMAT OF WORK ORDER

This Work Order No. [1] (**WO**") is made and entered into as of the Commencement Date set out in the Key Commercials below by and between:

1) [TO BE COMPLETED] ("**CLIENT**"); and

2) **INSIGHTS PHARMACEUTICAL RESEARCH LLC** ("**IROS**"),

pursuant to the Master Services Agreement dated (hereinafter, the "**Agreement**") entered into between CLIENT and IROS.

This WO specifies the services to be provided by IROS in the Territory in connection with the Study (the **"Services"**) and the details for the following:

a) Protocol (**Exhibit A**):
b) Scope of Work (**Exhibit B**)(;
c) Project Schedule (**Exhibit C**);
d) Project Budget (**Exhibit D**); and
e) Payment Schedule (**Exhibit E**); and
f) Clinical Trial Agreement template (**Exhibit F**).

The Parties hereby agree that IROS shall perform the Services in the Territory and CLIENT shall pay for such Services, all in accordance with the provisions of the Agreement and the terms of this WO.

1. KEY COMMERCIALS

ITEM	DETAILS
Commencement Date	[*Date of last signature of this WO, provided both Parties sign / or a specified date if applicable*]
Term	Commencement Date until satisfactory completion of the Services, unless this WO is terminated earlier in accordance with the terms of Agreement.
Project Representative Manager	**For Client:** **Name:** [*Insert*] **Position**: [*Insert*] **Address**: [*Insert*] **Telephone**: [*Insert*] **Email**: [*Insert*] **For IROS:** **Name:** [Islam ElTantawy] **Position**: [*Insert*] **Address**: [*Insert*] **Telephone**: [+971545353551] **Email**: [islam.eltantawy@Service Provider.ai]
Sponsor	[*Insert details of Sponsor*]
Study Title	[*insert*]
Protocol Number	[*insert]*
Study Drugs	[*insert*]
Any Required Equipment	[*insert*]
Study Assumptions	The key Study assumptions on which this WO has been agreed are and in accordance with which the Services shall be provided are: • **Number of Sites will be:** [*insert*] • **Recruitment Rate assumptions:** [*insert*] • **Minimum / Maximum Trial Subjects To Be Enrolled:** [*insert*]

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ITEM	DETAILS
	• **Site Management Assumptions:** [*insert*] • [***insert other categories of applicable assumptions***]
Territory	UAE
Scope of Work	• IROS shall provide the Services in the Territory in accordance with the Scope of Work set out in *Table 1: Scope of Work* in Exhibit B. • IROS shall deliver the Services as per the agreed timelines set out in the Project Schedule attached hereto as Exhibit C. The Parties however understand and agree that this timeline is dependent on timely approval of key Study documents and activities by third parties, including Regulatory Authorities, IRB and IEC and may need to be automatically extended in accordance with Clause 7 of the Agreement or amended by formal CO.
Application of IROS' SOPs	IROS' standard operating procedures will be used in performance of the Services to the extent appropriate, unless otherwise set out in the corresponding Protocol.
Clinical Trial Agreement	• IROS, CLIENT and Institution shall enter into a tri-partite clinical trial agreement; and • IROS' Clinical Trial Agreement template will be used for contracting with Institutions.
Additional Services	Should IROS be requested by CLIENT to perform additional services which are not included in the scope of this WO, these services shall be provided by IROS for an additional Services Fee to the Services Fees set out in the Project Budget, which fees shall be mutually agreed in writing in advance of the commencement of the additional services. CLIENT shall be responsible for the cost of all Pass-Through Costs relating to these additional services.
Payment of fees, costs and expenses incurred by Institutions	The Parties acknowledge and agree that it is CLIENT`s responsibility as the sponsor of the Study to remunerate any Institutions in the Territory participating in the Study and that the CLIENT will be responsible for the direct payment to Institutions of any fees, expenses or costs incurred by Institutions in relation to the Study.

2. DEFINITIONS AND INTERPRETTION

2.1 Capitalized terms are as defined in the Agreement, unless otherwise defined in this WO. The following words shall have the following meanings for the purposes of this WO:

Defined Term	Meaning
Charges	The Service Fees and Pass-Through Costs payable by CLIENT to IROS in accordance with the Project Budget set out in Exhibit D and the Payment Schedule set forth in Exhibit E
Key Commercials	The Key Commercials set out in Section 1
Pass Through Costs	The pass-through costs set out in Part 3 of the Project Budget in Exhibit D and shall for the avoidance of doubt include any costs that are not direct costs incurred by IROS (such as labor costs) in the performance of Services, including without limitation, costs for Service-related travel and Subcontractors fees (other than for Institutions, which fees are payable by CLIENT to Institution directly) for items such as printing, laboratory fees, shipping and facsimile costs, language translation, telephone charges, advertising, investigator meeting expenses, and/or other expenses associated with the conduct of the Study. Travel costs include, but are not limited to, those associated with reasonable transportation (Economy fares for airplane trips, 2nd class travel in trains), lodging (3 star hotels maximum provided such are available) and meals.
Exchange Rate	The currency conversion rate(s) set out in the Part 3 of the Payment Schedule attached as Exhibit E.

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Protocol	The protocol with the protocol number specified in the Key Commercials as approved by CLIENT, the Ethics Committee and the Abu Dhabi Department of Health, and attached as Exhibit A.
Services	The clinical research services to be provided by IROS in relation to the Study under this WO, the scope of which is more particularly identified in Exhibit B, including services which are incidental or ancillary to such services.
Services Fee	The services fees set out in Part 2 of the Project Budget in Exhibit D.

2.2 The Exhibits to this WO form an integral part of this WO and are hereby incorporated by reference.

2.3 Save as specified herein all terms in the Agreement are deemed incorporated in this WO and shall govern the performance of the Parties obligations under this WO.

2.4 Any conflict between this WO and the Agreement shall be resolved in accordance with Clause 2.2 of the Agreement.

2.5 With respect to the Services performed under this WO, this WO and the Agreement, contain the entire agreement of the Parties in respect of the subject matter hereto.

3. PROJECT MANAGEMENT

3.1 CLIENT has appointed the CLIENT Project Representative who shall be responsible for the coordination of all matters relating to the Services. IROS undertakes to comply with the reasonable instructions of CLIENT and/or CLIENT`s Project Representative, which may be given from time to time in writing.

3.2 IROS has appointed the IROS Project Representative who shall be responsible for the coordination of all matters relating to the delivery of Services on behalf of IROS.

3.3 The CLIENT Project Representative and the IROS Project Representative shall meet as often as reasonably practicable to ensure efficient performance of the Services, [and no less than once in each period of three (3) months under this WO] at a place and time to be agreed to by the Project Representatives. These meetings may be virtual.

3.4 The IROS Project Representative shall:

- Serve as a primary point of communication and resource for Study oversight for CLIENT, other service providers and the Study team;
- Create a management framework to optimize the skills and performance of functional leads, and driving focus and execution on the quality and efficiency of individual tasks;
- Provide proactive leadership and direction to the Study team, including comprehensive project plans for milestones, quality and budget and maintaining client-specific guidelines;
- Direct the IROS global risk management process, addressing and mitigating potential obstacles, and assuring timely and cost-efficient project delivery;
- Utilize IROS systems and processes to assure efficiency and accuracy throughout the Study;
- Attend regular calls with CLIENT to discuss recruitment, protocol deviations, site performance, quality and timelines; and
- Prepare and deliver monthly reports on the progress of the Study.

4. EXECUTION

4.1 This WO may be executed in any number of counterparts each of which, when executed, shall constitute an original, but all the counterparts together shall constitute a single binding legal document. This WO may be executed through the use of an electronic signature. Transmission of the executed signature page of a counterpart of this WO by (a) fax or (b) email (in PDF, JPEG or other agreed format) to another Party shall take effect as delivery of an executed counterpart of this WO. If either method of delivery is adopted, without prejudice to the validity of the WO thus made, each Party shall provide the others with the original of such counterpart as soon as reasonably possible thereafter. No counterpart shall be effective until each Party has executed and delivered at least one counterpart. ***[Signature Clause follows]***

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DRAFT

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

IN WITNESS WHEREOF, duly authorized representatives of the Parties have executed and delivered this Agreement, in duplicate.

ACKNOWLEDGED, ACCEPTED AND AGREED TO:

[TO BE COMPLETED]	**INSIGHTS PHARMACEUTICAL RESEARCH LLC**
By: ______________________________	By: ______________________________
Name:	Name:
Title:	Title:
Date:	Date:

DRAFT

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Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXHIBIT B
SCOPE OF WORK

PART 1: SERVICES

IROS shall provide the Services indicated by mark [X] in relation to the Study for the lifecycle(s) of the Study set out in the column titled 'Duration', or for such other period as may be specifically stated in Column 3 below.

Table 1: Scope of Services

Services	Applicability	Duration	Unit Price	Number of Units	Task Price
Clinical writing					
Preparing patient information sheets	[X]	[Planning]	[insert cost per activity]	[insert]	[insert]]
Preparing informed consent forms		[Planning]			
Preparing Study plans		[Start-up]			
Preparing clinical study reports					
[***insert other related services***]					
Regulatory Affairs					
Preparation and management of clinical trial applications		[Planning]			
Local Ethics Committee Submission and Approval		[Planning]			
National Institutional Review Board Submission					
Preparing and managing substantial amendments		[Planning – Closing]			
Preparing and submitting end of trial notifications to Regulatory Authorities		[Closing]			
Annual Reports to ECs and Regulatory Authorities					
[***insert other related services***]					
Project Management					
Kick-off Meeting		[One] meeting during Start-up			
Client – IROS meetings and calls		Term of the Agreement			
Reporting on Study progress		[Monthly]			
Project Team Training		[Recruitment]			
[***insert other related services***]					
Study Site Management and Monitoring					
Selection of Study		[Start-up]			

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Services	Applicability	Duration	Unit Price	Number of Units	Task Price
Site(s)					
Identification and selection of Principal Investigator					
Pre-Study Visit		[Start-up]			
Site Management and Co-ordination		[Recruitment]			
Site Contracts		[Start-up]			
Investigator Site File Preparation					
Site Initiation Visit		[Recruitment]			
Site Maintenance Visit		[one visit during Recruitment]			
Site Closure Visit		[One visit during Closure]			
Co-ordinating activities across the Study Sites					
[***insert other related services***]					
CRO Management					
CRO-Sponsor Calls		[Recruitment]			
[***insert other related services***]					
Insurance					
Arranging Local Insurance Certificate		[Start-up]			
[***insert other related services***]					
Regulatory Consulting in respect of Investigational Medicinal Product (IMP)					
Regulatory consultancy services in relation to importation of IMP		[Start-up – Recruitment]			
Regulatory consultancy services in relation to storage and delivery of IMP to Study sites					
[***insert other related services***]					
Informed Consent Collection					
Collect written consent of each subject participating in Study, in the form authorized by the applicable Regulatory Authorities, including for collection and use of samples and use of Personal Data.					
[***insert other related services***]					
Records and Data Management					
Essential Documentation Collection					

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Services	Applicability	Duration	Unit Price	Number of Units	Task Price
Record Storage and Archiving					
[*insert other related services*]					
Safety Management					
Processing of Serious Adverse Events					
Reporting of serious unexpected drug adverse reactions (SUSARs) to Regulatory Authorities, Ethics Committees and Investigators					
[Develop safety monitoring plans]					
[*insert other related services*]					
Quality and Compliance					
Trial Master File Preparation					
Trial Master File Maintenance					
Return of Trial Master File					
Review of standard operation procedures					
[*insert other related services*]					
Recruitment of patients					
Recruitment of patients					
[***Parties to insert any other Services that will apply to this WO***]					
Follow-up Activities					
[*insert any follow-up activities*]					

*[***Note to Drafter: Table to be updated to include the services that IROS will be providing for the specific Study. The services named in the table are not exhaustive and should be added to if other services are required for a Study.***]*

PART 2: TRANSFER OF OBLIGATIONS LIST

The Parties hereby agree and acknowledge that the CLIENT transfers to IROS, who assumes, responsibility for those activities set out in *Table 2: Delegation of Authority* in respect of which it has expressly been provided that IROS is responsible. CLIENT shall retain responsibility for all other activities.

CLIENT reserves the right to assume any of the duties delegated to IROS under this WO at any time on written notice to IROS, in which case *Table 1: Scope of Services* and this *Table 2: Delegation of Authority* shall be amended accordingly.

Table 2: Delegation of Authority

For purposes of this table:

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- **'R'** means 'Requester'
- **'A'** means 'Approver'
- **'I'** means [insert].

Task	Lifecycle	CLIENT	IROS	Responsible Party
Kick-off Meeting	Start-up			[IROS]
Project Management	Start-up			[IROS]
Selection of Sites and Investigators	Start-up			[IROS]
Pre-study Visits	Start-up		R	[IROS]
Site Management and coordination	Recruitment			[IROS]
Site Payment Processing and Tracking	Recruitment			[IROS]
TMF Maintenance	Recruitment		R	[IROS]
Site Closure Visit (SCV)	Closure		R	[IROS]
Annual Report to RAs and ECs	Closure		R	[IROS]
CRF Development	Start-up	I	A	[Client]
Database Set-up and Validation	Start-up		I	[Client]
Edit Check Programing	Start-up		I	[Client]
Data Cleaning and Query Processing (eCRF)	Recruitment		I	[Client]
External Data Transfer Reconciliation	Recruitment		I	[Client]
Coding	Recruitment		I	[Client]
Database Lock	Closure	A	I	[Client]
Randomization	Start-up		I	[Client]
DB Transfer	Closure		I	[Client]
eCRF License	Recruitment		I	[Client]

[***Note to drafter: Table of responsibilities to be updated to suit the specific Study. The listed responsibilities are not exhaustive***.]

PART 3: IROS PERSONNEL

IROS shall make use of the following IROS Personnel for purposes of providing the Services:

(A) : **Employees:**

Position	Lifecycle
[insert]	

(B) : **Contractors:**

Details	Lifecyle
[insert]	

(C) : **Consultants:**

Details	Lifecyle
[insert]	

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PART 4: STUDY SITES

[The Study shall be carried out across the following Study Sites:

- [insert]

[***Note to drafter: The above provision should be populated with the pre-selected Study Sites if the CLIENT identifies the Study Sites to which this WO applies and across which Study Sites the Services shall be provided.]***

OR

IROS shall identify [*insert number*] appropriate sites in the Territory for the conducting of the Study, each such site to meet the specifications provided to IROS by the CLIENT. There should be [one (1)] Study Site in each [country] in the Territory, or such other number of Study Sites as may be specified by the CLIENT in each [country] in the Territory or in each specified country in the Territory by the CLIENT.

[***Note to drafter: the above provision should be used if IROS is required to identify the Study Sites as a Service under this WO.]***

DRAFT

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Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXHIBIT C
PROJECT SCHEDULE

STUDY TIMELINE

Phase	From	To	Days	Months
Planning				
Start-up				
Recruitment				
Vaccination/Follow-up				
Database Lock				
Closing				
Total				

The timeline inserted in this attachment indicates the anticipated duration of the primary Study activities. This timeline is dependent on timely approval of key Study documents and activities by CLIENT and other third parties (e.g. IRBs/IECs/Sites) as necessary. Adjustments to this timeline during the initiation of the Study may have a cascade effect on the remainder of the timeline and the budget. Thus, the Study timeline may be amended if regulatory approval is delayed/expedited or if an amendment to the Protocol requiring IRB/IEC approval is made or if recruitment delayed/expedited; the reviewed timelines should be agreed by the Parties in a CO).

DRAFT

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Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXHIBIT D
PROJECT BUDGET

Part 1: CHARGES

1. All Charges under this Exhibit are to be invoiced and paid in USD, using the Exchange Rate.

2. All amounts listed herein are excluding VAT or other sales or withholding taxes. IROS shall be paid the VAT in addition to the amounts set out in this Exhibit (or as provided in *Table 1: Scope of Services* in Exhibit B, as applicable).

3. The total Charges under this WO are capped at [TO BE COMPLETED].

PART 2: SERVICES FEES

Services Fees will be based on actual number of Study Sites, subjects recruited and man-months. The Services Fees shall be calculated as the sum of all applicable task prices set out in *Table 1: Scope of Services* in Part 1 of Exhibit B [less any agreed discount], which amount shall be as follows for purposes of this WO:

Sum of all Task Prices (USD)	[insert]
Discount (if applicable)	[insert]
Total Services Fee (after discount if applicable)	[insert]

PART 2: PASS-THROUGH COSTS

The CLIENT agrees that all expenses incurred by IROS in relation to the following categories of pass-through costs shall be deemed to be approved Pass-Through Costs for which the CLIENT shall be liable during the term of this WO:

Expense Item	Unit Price (USD)	Number of Units	Item Expense (USD)
Ethics Committees and Regulatory Fees			
Fixed Monthly Phone Costs			
Study Insurance			
Courier, Printing & Other			
Site Visit Expenses			
Laboratory fees			
Language translation costs			
Advertising costs			
Investigator meeting expenses			
Travel costs			
Hospitality			
Total			

[Note to drafter: Table does not set out an exhaustive list of pass-through costs. These will need to be updated on a Study-by-Study basis.]

[The item price for each of the categories of Pass-Through Costs set out in the table above shall be automatically increased in line with any increases in the expenses incurred by IROS for carrying out any such task during the term of the WO, with effect from the date such task price has been increased.]

Pass-Through Costs will be paid by the CLIENT.

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EXHIBIT E
PAYMENT SCHEDULE

1. PAYMENT SCHEDULE

[In respect of each month under this WO (with effect from the Effective Date), IROS will invoice CLIENT for the Service Fees and Pass-Through Costs incurred by the CLIENT in that month. CLIENT shall pay each invoice within thirty (30) days of the date of receipt of such invoice.

OR:

The Parties have agreed that the Service Fees shall be paid by CLIENT to IROS in [insert number] instalments, each for the amounts set out below ("**Service Fee Instalments**"). The first Service Fee Instalment shall be paid to IROS in advance (and as a down payment for the Services) in the amount set out in the table below. Installments shall otherwise be payable in respect of completion applicable milestone on the terms set out in the table below.

In respect of each subsequent Service Fee Instalment, IROS shall be entitled to invoice CLIENT for the relevant Service Fee Instalment on or after the associated milestone as defined in the table below has been achieved. Together with the Service Fee Instalment, IROS shall invoice CLIENT for all Pass-Through Costs incurred during that period [and as set out in the table below]. CLIENT shall pay each invoice within thirty (30) days of the date of receipt of such invoice.

Milestone	Cost	Terms
Execution of the WO	Service fees: [insert] USD Pass-Through Costs:[Insert] USD **Total: [Insert] USD**	Down Payment
[Study Approval & Site Initiation]	Service fees: [insert] USD Pass-Through Costs:[Insert] USD **Total: [Insert] USD**	After 30 days of invoice submission
[insert]	Service fees: [insert] USD Pass-Through Costs:[Insert] USD **Total: [Insert] USD**	After 30 days of invoice submission
[insert]	Service fees: [insert] USD Pass-Through Costs:[Insert] USD **Total: [Insert] USD**	After 30 days of invoice submission

PART 2: ADVANCED PAYMENT

Any portion of any advance payment made under this WO shall be refundable to the CLIENT to the extent the amount of the advanced payment is greater than the actual Charges due by the CLIENT for the Services completed during the period to which the advance payment relates, provided that IROS shall only be required to reimburse the CLIENT for the difference between the amount paid as an advance payment and the actual Charges due under this WO for the Services to which the advance payment relates, or the period to which the advance payment relates.

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Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

PART 3: INVOICING

1. Invoices are subject to the review of Project Representatives and IROS shall provide the necessary supporting documents or justification if requested.
2. **Invoices shall be addressed to:** payments@g42.ai

3. Each invoice must include the following minimum details:

- the full business name and address of IROS including the tax/VAT registration number of IROS (if applicable);
- the time period to which the invoice relates and the location of the supply (if applicable for tax purposes); and
- IROS' bank and account details for payment.

PART 4: EXCHANGE RATE

1. For purposes of determining all amounts to be invoiced under this WO, IROS shall make use of the [insert / USD] exchange rate determined by [insert institution / index]. IROS shall apply the applicable currency conversion rate as determined by [insert institution / index] on the date of invoicing.

DRAFT

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E X H I B IT F C L I N I C A L T R I A L A G R EE M E N T T E M P L A T E \ \ 10 9 0 82 9 4147 - 2 5 7 7 - 1078 v 2 H o g a n L o v e l l s C o n f i d e n t i a l

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68

EXECUTION VERSION

SCHEDULE 3

FDA REQUIREMENTS

United States Food and Drug Administration Regulations for Clinical Trials (Title 21 CFR Parts 50 and 56):

To be attached in a separate cover:

21 CFR Part 50 (up to date as of 9-25-2(

21 CFR Part 56 (up to date as of 9-25-2(

27

IROS/MSA/001070/251003

Restricted

Hogan Lovells

KGG

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 50 (up to date as of 9/25/2025)
Protection of Human Subjects
21 CFR Part 50 (Sept. 25, 2025)

This content is from the eCFR and is authoritative but unofficial.

Title 21 —Food and Drugs
Chapter I —Food and Drug Administration, Department of Health and Human Services
Subchapter A —General

Part 50 Protection of Human Subjects
Subpart A General Provisions
§ 50.1 Scope.
§ 50.3 Definitions.
Subpart B Informed Consent of Human Subjects
§ 50.20 General requirements for informed consent.
§ 50.22 Exception from informed consent requirements for minimal risk clinical investigations.
§ 50.23 Exception from general requirements.
§ 50.24 Exception from informed consent requirements for emergency research.
§ 50.25 Elements of informed consent.
§ 50.27 Documentation of informed consent.
Subpart C [Reserved]
Subpart D Additional Safeguards for Children in Clinical Investigations
§ 50.50 IRB duties.
§ 50.51 Clinical investigations not involving greater than minimal risk.
§ 50.52 Clinical investigations involving greater than minimal risk but presenting the prospect of direct benefit to individual subjects.
§ 50.53 Clinical investigations involving greater than minimal risk and no prospect of direct benefit to individual subjects, but likely to yield generalizable knowledge about the subjects' disorder or condition.
§ 50.54 Clinical investigations not otherwise approvable that present an opportunity to understand, prevent, or alleviate a serious problem affecting the health or welfare of children.
§ 50.55 Requirements for permission by parents or guardians and for assent by children.
§ 50.56 Wards.

PART 50—PROTECTION OF HUMAN SUBJECTS

Authority: 21 U.S.C. 321, 343, 346, 346a, 348, 350a, 350b, 352, 353, 355, 360, 360c-360f, 360h-360j, 371, 379e, 381; 42 U.S.C. 216, 241, 262.

Source: 45 FR 36390, May 30, 1980, unless otherwise noted.

21 CFR 50 (enhanced display) page 1 of 17

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 50 (up to date as of 9/25/2025)
Protection of Human Subjects
21 CFR 50.1

Subpart A—General Provisions

§ 50.1 Scope.

(a) This part applies to all clinical investigations regulated by the Food and Drug Administration under sections 505(i) and 520(g) of the Federal Food, Drug, and Cosmetic Act, as well as clinical investigations that support applications for research or marketing permits for products regulated by the Food and Drug Administration, including foods, including dietary supplements, that bear a nutrient content claim or a health claim, infant formulas, food and color additives, drugs for human use, medical devices for human use, biological products for human use, and electronic products. Additional specific obligations and commitments of, and standards of conduct for, persons who sponsor or monitor clinical investigations involving particular test articles may also be found in other parts (e.g., parts 312 and 812). Compliance with these parts is intended to protect the rights and safety of subjects involved in investigations filed with the Food and Drug Administration pursuant to sections 403, 406, 409, 412, 413, 502, 503, 505, 510, 513-516, 518-520, 721, and 801 of the Federal Food, Drug, and Cosmetic Act and sections 351 and 354-360F of the Public Health Service Act.

(b) References in this part to regulatory sections of the Code of Federal Regulations are to chapter I of title 21, unless otherwise noted.

[45 FR 36390, May 30, 1980; 46 FR 8979, Jan. 27, 1981, as amended at 63 FR 26697, May 13, 1998; 64 FR 399, Jan. 5, 1999; 66 FR 20597, Apr. 24, 2001]

§ 50.3 Definitions.

As used in this part:

(a) *Act* means the Federal Food, Drug, and Cosmetic Act, as amended (secs. 201-902, 52 Stat. 1040 *et seq.* as amended (21 U.S.C. 321-392)).

(b) ***Application for research or marketing permit*** includes:

(1) A color additive petition, described in part 71.

(2) A food additive petition, described in parts 171 and 571.

(3) Data and information about a substance submitted as part of the procedures for establishing that the substance is generally recognized as safe for use that results or may reasonably be expected to result, directly or indirectly, in its becoming a component or otherwise affecting the characteristics of any food, described in §§ 170.30 and 570.30.

(4) Data and information about a food additive submitted as part of the procedures for food additives permitted to be used on an interim basis pending additional study, described in § 180.1.

(5) Data and information about a substance submitted as part of the procedures for establishing a tolerance for unavoidable contaminants in food and food-packaging materials, described in section 406 of the act.

(6) An investigational new drug application, described in part 312 of this chapter.

(7) A new drug application, described in part 314.

21 CFR 50.3(b)(7) (enhanced display)
page 2 of 17

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 50 (up to date as of 9/25/2025)
Protection of Human Subjects
21 CFR 50.3(b)(8)

(8) Data and information about the bioavailability or bioequivalence of drugs for human use submitted as part of the procedures for issuing, amending, or repealing a bioequivalence requirement, described in part 320.

(9) Data and information about an over-the-counter drug for human use submitted as part of the procedures for classifying these drugs as generally recognized as safe and effective and not misbranded, described in part 330.

(10) Data and information about a prescription drug for human use submitted as part of the procedures for classifying these drugs as generally recognized as safe and effective and not misbranded, described in this chapter.

(11) [Reserved]

(12) An application for a biologics license, described in part 601 of this chapter.

(13) Data and information about a biological product submitted as part of the procedures for determining that licensed biological products are safe and effective and not misbranded, described in part 601.

(14) Data and information about an in vitro diagnostic product submitted as part of the procedures for establishing, amending, or repealing a standard for these products, described in part 809.

(15) An *Application for an Investigational Device Exemption,* described in part 812.

(16) Data and information about a medical device submitted as part of the procedures for classifying these devices, described in section 513.

(17) Data and information about a medical device submitted as part of the procedures for establishing, amending, or repealing a standard for these devices, described in section 514.

(18) An application for premarket approval of a medical device, described in section 515.

(19) A product development protocol for a medical device, described in section 515.

(20) Data and information about an electronic product submitted as part of the procedures for establishing, amending, or repealing a standard for these products, described in section 358 of the Public Health Service Act.

(21) Data and information about an electronic product submitted as part of the procedures for obtaining a variance from any electronic product performance standard, as described in § 1010.4.

(22) Data and information about an electronic product submitted as part of the procedures for granting, amending, or extending an exemption from a radiation safety performance standard, as described in § 1010.5.

(23) Data and information about a clinical study of an infant formula when submitted as part of an infant formula notification under section 412(c) of the Federal Food, Drug, and Cosmetic Act.

(24) Data and information submitted in a petition for a nutrient content claim, described in § 101.69 of this chapter, or for a health claim, described in § 101.70 of this chapter.

(25) Data and information from investigations involving children submitted in a new dietary ingredient notification, described in § 190.6 of this chapter.

21 CFR 50.3(b)(25) (enhanced display)
page 3 of 17

21CFR5 0 . 3 ( m ) (enhanced disp l a y ) pa g e4of 1 7 Docus i gn Enve l ope I D: 588FFC7A - 151D - 447B - B8D1 - B848987D 1 C68 21CFR P art50 {u p to d ate as o r 9/'2.5/202 5 J Protection of Human S ubjects 2 1 CFR 5o.3( c ) (c) Cli n ical in v estigation means any experiment that i nvo l ves a test art i c l e and one or more human subjects and that e i ther i s subject to req u i rements for pr i or subm i ss ion to the Food and Drug Adm i nistrat i on under sect i on SOS ( i ) or 520 ( g ) of the act, or i s not subject to requi rements for pr i or submiss i on to the Food and Drug Adm i n i strat i on under these sect i ons of the act, but the resu l ts of whi ch are i ntended to be subm i tted l ater to, or he l d for i nspect i on b y , the F ood and Drug Adm i n i strat i on as part of an app l i cat i on for a research or market i ng perm i t. The term does not i ncl ude exper i ments that are subject to the provis ions of P . . r . . . ? . . . ? .f. . . ! . S . P . . E · regardi ng noncli n i cal laboratory stud i es. (d) Investigator means an i nd i v i dual who actual l y conducts a c l i n i cal i nvest i gat i o n , i.e . , under whose i mmed i ate d i rect ion the test art i c l e is adm i nistered or dispensed t o , or used i nvo l v i n g , a subject , o r , i n the event of an i nvest i gat i on conducted by a team of i nd i v i dua l s, i s the respons i b l e l eader of that team. (e) Sponsor means a person who i n i t i ates a c l i n i cal i nvesti gat i o n , but who does not actually conduct the i nvest i gat i o n , i . e . , the test art i c l e is adm i nistered or dispensed to or used i nvo l v i n g , a subject under the i mmed i ate d i rect ion of another i nd i v i dual. A person other than an i nd i v i dual ( e . g . , corporat i on or agency) that uses one or more of i ts own emp l oyees to conduct a clin i cal i nvest i gat i on i t has i n i t i ated i s consi dered to be a sponsor (not a sponsor - i nvest i gator ) , and the emp loyees are cons i dered to be i nvest i gators. (f) Sponsor - investigator means an i nd i v i dual who both i n i t i ates and actually conduct s , a l one or w i th others, a clin i cal i nvest i gat i o n , i.e . , under whose i mmed i ate d i rect i on the test art i c l e i s adm i nistered or dispensed t o , or used i nvo l v i n g , a subject. The term does not i nc l ude any person other than an i nd i v i dua l , e . g . , corporat i on or agency. (g) Human subject means an i nd i v i dual who i s or becomes a part i c i pant i n researc h , e i ther as a rec i p i ent of the test art i c l e or as a control. A subject may be e i ther a hea l thy human or a pat i ent. (h) Institution means any pub l i c or pr i vate ent i ty or agency ( incl ud i ng Federa l , Stat e , and other agencie s ) . The word facility as used i n sect i on 520 ( g ) of the act i s deemed to be synonymous w i th the term institution for purposes of this part . (i) Institutional review board ( IRB ) means any boar d , comm i tte e , or other group formal l y des i gnated by an i nst i tut i on to rev i ew b i omed i cal research i nvo l v i ng humans as subject s , to approve the i n i t i at i on of and conduct per i od i c rev i ew of such research. The term has the same mean i ng as the phrase institutional review committee as used i n sect i on 5 2 0( g ) of the act. 0) T e st a nicle means any drug ( i nclud i ng a b i o l og i cal product for human use ) , med i cal dev i ce for human us e , human food add i t i v e , co l or add i t i v e , e l ectron i c product, or any other art i c l e subject to regu l at i on under the act or under sect i ons 351 and 354 - 360F of the P u b l i c Hea l th Serv i ce Act ( ? . . . Y . . : . : . : . . ? . ? . an d . ?. . ?.:::? . . !: )) . (k) Minimal risk means that the probabil i ty and magn i tude of harm or d i scomfort ant i c i pated i n the research are not greater i n and of themse l ves than those ord i narily encountered i n da i l y life or during the performance of routi ne phys i cal or psycho l og i cal exam i nations or tests. (I) Legally authorized representative means an i nd i v i dual or jud i c i al or other body authorized under applicab l e l aw to consent on beha l f of a prospect i ve subject to the subject's part i cpat i on i n the procedure(s) i nvolved i n the research. ( m ) F amily memb e r means any one of the follow i ng l egally competent persons: Spous e ; parents; children ( incl ud i ng adopted childre n ) ; brother s , s i ster s , and spouses of brothers and s i sters; and any i nd i v i dual re l ated by b l ood or affi n i ty whose c l ose assoc i at i on w i th the subject i s the equ i va l ent of a fam i l y re l at i onsh i p.

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 50 (up to date as of 9/25/2025)
Protection of Human Subjects
21 CFR 50.3(n)

(n) ***Assent*** means a child's affirmative agreement to participate in a clinical investigation. Mere failure to object should not, absent affirmative agreement, be construed as assent.

(o) ***Children*** means persons who have not attained the legal age for consent to treatments or procedures involved in clinical investigations, under the applicable law of the jurisdiction in which the clinical investigation will be conducted.

(p) ***Parent*** means a child's biological or adoptive parent.

(q) ***Ward*** means a child who is placed in the legal custody of the State or other agency, institution, or entity, consistent with applicable Federal, State, or local law.

(r) ***Permission*** means the agreement of parent(s) or guardian to the participation of their child or ward in a clinical investigation.

(s) ***Guardian*** means an individual who is authorized under applicable State or local law to consent on behalf of a child to general medical care.

[45 FR 36390, May 30, 1980, as amended at 46 FR 8950, Jan. 27, 1981; 54 FR 9038, Mar. 3, 1989; 56 FR 28028, June 18, 1991; 61 FR 51528, Oct. 2, 1996; 62 FR 39440, July 23, 1997; 64 FR 399, Jan. 5, 1999; 64 FR 56448, Oct. 20, 1999; 66 FR 20597, Apr. 24, 2001; 78 FR 12950, Feb. 26, 2013]

Subpart B—Informed Consent of Human Subjects

Source: 46 FR 8951, Jan. 27, 1981, unless otherwise noted.

§ 50.20 General requirements for informed consent.

Except as provided in §§ 50.22, 50.23, and 50.24, no investigator may involve a human being as a subject in research covered by these regulations unless the investigator has obtained the legally effective informed consent of the subject or the subject's legally authorized representative. An investigator shall seek such consent only under circumstances that provide the prospective subject or the representative sufficient opportunity to consider whether or not to participate and that minimize the possibility of coercion or undue influence. The information that is given to the subject or the representative shall be in language understandable to the subject or the representative. No informed consent, whether oral or written, may include any exculpatory language through which the subject or the representative is made to waive or appear to waive any of the subject's legal rights, or releases or appears to release the investigator, the sponsor, the institution, or its agents from liability for negligence.

[46 FR 8951, Jan. 27, 1981, as amended at 64 FR 10942, Mar. 8, 1999; 88 FR 88248, Dec. 21, 2023]

§ 50.22 Exception from informed consent requirements for minimal risk clinical investigations.

The IRB responsible for the review, approval, and continuing review of the clinical investigation described in this section may approve an informed consent procedure that does not include or that alters some or all of the elements of informed consent set forth in § 50.25(a) and (b), or may waive the requirement to obtain informed consent, provided the IRB finds and documents the following:

(a) The clinical investigation involves no more than minimal risk to the subjects;

(b) The clinical investigation could not practicably be carried out without the requested waiver or alteration;

21 CFR 50.22(b) (enhanced display)
page 5 of 17

Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 50 (up to date as of 9/25/2025)
Protection of Human Subjects
21 CFR 50.22(c)

(c) If the clinical investigation involves using identifiable private information or identifiable biospecimens, the clinical investigation could not practicably be carried out without using such information or biospecimens in an identifiable format;

(d) The waiver or alteration will not adversely affect the rights and welfare of the subjects; and

(e) Whenever appropriate, the subjects or legally authorized representatives will be provided with additional pertinent information after participation.

[88 FR 88248, Dec. 21, 2023]

§ 50.23 Exception from general requirements.

(a) The obtaining of informed consent shall be deemed feasible unless, before use of the test article (except as provided in paragraph (b) of this section), both the investigator and a physician who is not otherwise participating in the clinical investigation certify in writing all of the following:

(1) The human subject is confronted by a life-threatening situation necessitating the use of the test article.

(2) Informed consent cannot be obtained from the subject because of an inability to communicate with, or obtain legally effective consent from, the subject.

(3) Time is not sufficient to obtain consent from the subject's legal representative.

(4) There is available no alternative method of approved or generally recognized therapy that provides an equal or greater likelihood of saving the life of the subject.

(b) If immediate use of the test article is, in the investigator's opinion, required to preserve the life of the subject, and time is not sufficient to obtain the independent determination required in paragraph (a) of this section in advance of using the test article, the determinations of the clinical investigator shall be made and, within 5 working days after the use of the article, be reviewed and evaluated in writing by a physician who is not participating in the clinical investigation.

(c) The documentation required in paragraph (a) or (b) of this section shall be submitted to the IRB within 5 working days after the use of the test article.

(d)

(1) Under 10 U.S.C. 1107(f) the President may waive the prior consent requirement for the administration of an investigational new drug to a member of the armed forces in connection with the member's participation in a particular military operation. The statute specifies that only the President may waive informed consent in this connection and the President may grant such a waiver only if the President determines in writing that obtaining consent: Is not feasible; is contrary to the best interests of the military member; or is not in the interests of national security. The statute further provides that in making a determination to waive prior informed consent on the ground that it is not feasible or the ground that it is contrary to the best interests of the military members involved, the President shall apply the standards and criteria that are set forth in the relevant FDA regulations for a waiver of the prior informed consent requirements of section 505(i)(4) of the Federal Food, Drug, and Cosmetic Act (21 U.S.C. 355(i)(4)). Before such a determination may be made that obtaining informed consent from military personnel prior to the use of an investigational drug (including an antibiotic or biological product) in a specific protocol under an investigational new drug application (IND) sponsored by the Department of Defense (DOD) and limited to specific military

21 CFR 50.23(d)(1) (enhanced display)
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Docusign Envelope ID: 588FFC7A-151D-447B-B8D1-B84B987D1C68
21 CFR Part 50 (up to date as of 9/25/2025)
Protection of Human Subjects
21 CFR 50.23(d)(1)(i)

personnel involved in a particular military operation is not feasible or is contrary to the best interests of the military members involved the Secretary of Defense must first request such a determination from the President, and certify and document to the President that the following standards and criteria contained in paragraphs (d)(1) through (d)(4) of this section have been met.

(i) The extent and strength of evidence of the safety and effectiveness of the investigational new drug in relation to the medical risk that could be encountered during the military operation supports the drug's administration under an IND.

(ii) The military operation presents a substantial risk that military personnel may be subject to a chemical, biological, nuclear, or other exposure likely to produce death or serious or life-threatening injury or illness.

(iii) There is no available satisfactory alternative therapeutic or preventive treatment in relation to the intended use of the investigational new drug.

(iv) Conditioning use of the investigational new drug on the voluntary participation of each member could significantly risk the safety and health of any individual member who would decline its use, the safety of other military personnel, and the accomplishment of the military mission.

(v) A duly constituted institutional review board (IRB) established and operated in accordance with the requirements of paragraphs (d)(2) and (d)(3) of this section, responsible for review of the study, has reviewed and approved the investigational new drug protocol and the administration of the investigational new drug without informed consent. DOD's request is to include the documentation required by § 56.115(a)(2) of this chapter.

(vi) DOD has explained:

(A) The context in which the investigational drug will be administered, e.g., the setting or whether it will be self-administered or it will be administered by a health professional;

(B) The nature of the disease or condition for which the preventive or therapeutic treatment is intended; and

(C) To the extent there are existing data or information available, information on conditions that could alter the effects of the investigational drug.

(vii) DOD's recordkeeping system is capable of tracking and will be used to track the proposed treatment from supplier to the individual recipient.

(viii) Each member involved in the military operation will be given, prior to the administration of the investigational new drug, a specific written information sheet (including information required by 10 U.S.C. 1107(d)) concerning the investigational new drug, the risks and benefits of its use, potential side effects, and other pertinent information about the appropriate use of the product.

(ix) Medical records of members involved in the military operation will accurately document the receipt by members of the notification required by paragraph (d)(1)(viii) of this section.

(x) Medical records of members involved in the military operation will accurately document the receipt by members of any investigational new drugs in accordance with FDA regulations including part 312 of this chapter.

(xi) DOD will provide adequate followup to assess whether there are beneficial or adverse health consequences that result from the use of the investigational product.

21 CFR 50.23(d)(1)(xi) (enhanced display)
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(xii) DOD is pursuing drug development, including a time line, and marketing approval with due diligence.

(xiii) FDA has concluded that the investigational new drug protocol may proceed subject to a decision by the President on the informed consent waiver request.

(xiv) DOD will provide training to the appropriate medical personnel and potential recipients on the specific investigational new drug to be administered prior to its use.

(xv) DOD has stated and justified the time period for which the waiver is needed, not to exceed one year, unless separately renewed under these standards and criteria.

(xvi) DOD shall have a continuing obligation to report to the FDA and to the President any changed circumstances relating to these standards and criteria (including the time period referred to in paragraph (d)(1)(xv) of this section) or that otherwise might affect the determination to use an investigational new drug without informed consent.

(xvii) DOD is to provide public notice as soon as practicable and consistent with classification requirements through notice in the Federal Register describing each waiver of informed consent determination, a summary of the most updated scientific information on the products used, and other pertinent information.

(xviii) Use of the investigational drug without informed consent otherwise conforms with applicable law.

(2) The duly constituted institutional review board, described in paragraph (d)(1)(v) of this section, must include at least 3 nonaffiliated members who shall not be employees or officers of the Federal Government (other than for purposes of membership on the IRB) and shall be required to obtain any necessary security clearances. This IRB shall review the proposed IND protocol at a convened meeting at which a majority of the members are present including at least one member whose primary concerns are in nonscientific areas and, if feasible, including a majority of the nonaffiliated members. The information required by § 56.115(a)(2) of this chapter is to be provided to the Secretary of Defense for further review.

(3) The duly constituted institutional review board, described in paragraph (d)(1)(v) of this section, must review and approve:

(i) The required information sheet;

(ii) The adequacy of the plan to disseminate information, including distribution of the information sheet to potential recipients, on the investigational product (e.g., in forms other than written);

(iii) The adequacy of the information and plans for its dissemination to health care providers, including potential side effects, contraindications, potential interactions, and other pertinent considerations; and

(iv) An informed consent form as required by part 50 of this chapter, in those circumstances in which DOD determines that informed consent may be obtained from some or all personnel involved.

(4) DOD is to submit to FDA summaries of institutional review board meetings at which the proposed protocol has been reviewed.

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(5) Nothing in these criteria or standards is intended to preempt or limit FDA's and DOD's authority or obligations under applicable statutes and regulations.

(e)

(1) Obtaining informed consent for investigational in vitro diagnostic devices used to identify chemical, biological, radiological, or nuclear agents will be deemed feasible unless, before use of the test article, both the investigator (e.g., clinical laboratory director or other responsible individual) and a physician who is not otherwise participating in the clinical investigation make the determinations and later certify in writing all of the following:

(i) The human subject is confronted by a life-threatening situation necessitating the use of the investigational in vitro diagnostic device to identify a chemical, biological, radiological, or nuclear agent that would suggest a terrorism event or other public health emergency.

(ii) Informed consent cannot be obtained from the subject because:

(A) There was no reasonable way for the person directing that the specimen be collected to know, at the time the specimen was collected, that there would be a need to use the investigational in vitro diagnostic device on that subject's specimen; and

(B) Time is not sufficient to obtain consent from the subject without risking the life of the subject.

(iii) Time is not sufficient to obtain consent from the subject's legally authorized representative.

(iv) There is no cleared or approved available alternative method of diagnosis, to identify the chemical, biological, radiological, or nuclear agent that provides an equal or greater likelihood of saving the life of the subject.

(2) If use of the investigational device is, in the opinion of the investigator (e.g., clinical laboratory director or other responsible person), required to preserve the life of the subject, and time is not sufficient to obtain the independent determination required in paragraph (e)(1) of this section in advance of using the investigational device, the determinations of the investigator shall be made and, within 5 working days after the use of the device, be reviewed and evaluated in writing by a physician who is not participating in the clinical investigation.

(3) The investigator must submit the written certification of the determinations made by the investigator and an independent physician required in paragraph (e)(1) or (e)(2) of this section to the IRB and FDA within 5 working days after the use of the device.

(4) An investigator must disclose the investigational status of the in vitro diagnostic device and what is known about the performance characteristics of the device in the report to the subject's health care provider and in any report to public health authorities. The investigator must provide the IRB with the information required in § 50.25 (except for the information described in § 50.25(a)(8)) and the procedures that will be used to provide this information to each subject or the subject's legally authorized representative at the time the test results are provided to the subject's health care provider and public health authorities.

(5) The IRB is responsible for ensuring the adequacy of the information required in section 50.25 (except for the information described in § 50.25(a)(8)) and for ensuring that procedures are in place to provide this information to each subject or the subject's legally authorized representative.

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(6) No State or political subdivision of a State may establish or continue in effect any law, rule, regulation or other requirement that informed consent be obtained before an investigational in vitro diagnostic device may be used to identify chemical, biological, radiological, or nuclear agent in suspected terrorism events and other potential public health emergencies that is different from, or in addition to, the requirements of this regulation.

[46 FR 8951, Jan. 27, 1981, as amended at 55 FR 52817, Dec. 21, 1990; 64 FR 399, Jan. 5, 1999; 64 FR 54188, Oct. 5, 1999; 71 FR 32833, June 7, 2006; 76 FR 36993, June 24, 2011]

§ 50.24 Exception from informed consent requirements for emergency research.

(a) The IRB responsible for the review, approval, and continuing review of the clinical investigation described in this section may approve that investigation without requiring that informed consent of all research subjects be obtained if the IRB (with the concurrence of a licensed physician who is a member of or consultant to the IRB and who is not otherwise participating in the clinical investigation) finds and documents each of the following:

(1) The human subjects are in a life-threatening situation, available treatments are unproven or unsatisfactory, and the collection of valid scientific evidence, which may include evidence obtained through randomized placebo-controlled investigations, is necessary to determine the safety and effectiveness of particular interventions.

(2) Obtaining informed consent is not feasible because:

(i) The subjects will not be able to give their informed consent as a result of their medical condition;

(ii) The intervention under investigation must be administered before consent from the subjects' legally authorized representatives is feasible; and

(iii) There is no reasonable way to identify prospectively the individuals likely to become eligible for participation in the clinical investigation.

(3) Participation in the research holds out the prospect of direct benefit to the subjects because:

(i) Subjects are facing a life-threatening situation that necessitates intervention;

(ii) Appropriate animal and other preclinical studies have been conducted, and the information derived from those studies and related evidence support the potential for the intervention to provide a direct benefit to the individual subjects; and

(iii) Risks associated with the investigation are reasonable in relation to what is known about the medical condition of the potential class of subjects, the risks and benefits of standard therapy, if any, and what is known about the risks and benefits of the proposed intervention or activity.

(4) The clinical investigation could not practicably be carried out without the waiver.

(5) The proposed investigational plan defines the length of the potential therapeutic window based on scientific evidence, and the investigator has committed to attempting to contact a legally authorized representative for each subject within that window of time and, if feasible, to asking the legally authorized representative contacted for consent within that window rather than proceeding without consent. The investigator will summarize efforts made to contact legally authorized representatives and make this information available to the IRB at the time of continuing review.

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(6) The IRB has reviewed and approved informed consent procedures and an informed consent document consistent with § 50.25. These procedures and the informed consent document are to be used with subjects or their legally authorized representatives in situations where use of such procedures and documents is feasible. The IRB has reviewed and approved procedures and information to be used when providing an opportunity for a family member to object to a subject's participation in the clinical investigation consistent with paragraph (a)(7)(v) of this section.

(7) Additional protections of the rights and welfare of the subjects will be provided, including, at least:

(i) Consultation (including, where appropriate, consultation carried out by the IRB) with representatives of the communities in which the clinical investigation will be conducted and from which the subjects will be drawn;

(ii) Public disclosure to the communities in which the clinical investigation will be conducted and from which the subjects will be drawn, prior to initiation of the clinical investigation, of plans for the investigation and its risks and expected benefits;

(iii) Public disclosure of sufficient information following completion of the clinical investigation to apprise the community and researchers of the study, including the demographic characteristics of the research population, and its results;

(iv) Establishment of an independent data monitoring committee to exercise oversight of the clinical investigation; and

(v) If obtaining informed consent is not feasible and a legally authorized representative is not reasonably available, the investigator has committed, if feasible, to attempting to contact within the therapeutic window the subject's family member who is not a legally authorized representative, and asking whether he or she objects to the subject's participation in the clinical investigation. The investigator will summarize efforts made to contact family members and make this information available to the IRB at the time of continuing review.

(b) The IRB is responsible for ensuring that procedures are in place to inform, at the earliest feasible opportunity, each subject, or if the subject remains incapacitated, a legally authorized representative of the subject, or if such a representative is not reasonably available, a family member, of the subject's inclusion in the clinical investigation, the details of the investigation and other information contained in the informed consent document. The IRB shall also ensure that there is a procedure to inform the subject, or if the subject remains incapacitated, a legally authorized representative of the subject, or if such a representative is not reasonably available, a family member, that he or she may discontinue the subject's participation at any time without penalty or loss of benefits to which the subject is otherwise entitled. If a legally authorized representative or family member is told about the clinical investigation and the subject's condition improves, the subject is also to be informed as soon as feasible. If a subject is entered into a clinical investigation with waived consent and the subject dies before a legally authorized representative or family member can be contacted, information about the clinical investigation is to be provided to the subject's legally authorized representative or family member, if feasible.

(c) The IRB determinations required by paragraph (a) of this section and the documentation required by paragraph (e) of this section are to be retained by the IRB for at least 3 years after completion of the clinical investigation, and the records shall be accessible for inspection and copying by FDA in accordance with § 56.115(b) of this chapter.

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(d) Protocols involving an exception to the informed consent requirement under this section must be performed under a separate investigational new drug application (IND) or investigational device exemption (IDE) that clearly identifies such protocols as protocols that may include subjects who are unable to consent. The submission of those protocols in a separate IND/IDE is required even if an IND for the same drug product or an IDE for the same device already exists. Applications for investigations under this section may not be submitted as amendments under §§ 312.30 or 812.35 of this chapter.

(e) If an IRB determines that it cannot approve a clinical investigation because the investigation does not meet the criteria in the exception provided under paragraph (a) of this section or because of other relevant ethical concerns, the IRB must document its findings and provide these findings promptly in writing to the clinical investigator and to the sponsor of the clinical investigation. The sponsor of the clinical investigation must promptly disclose this information to FDA and to the sponsor's clinical investigators who are participating or are asked to participate in this or a substantially equivalent clinical investigation of the sponsor, and to other IRB's that have been, or are, asked to review this or a substantially equivalent investigation by that sponsor.

[61 FR 51528, Oct. 2, 1996]

§ 50.25 Elements of informed consent.

(a) ***Basic elements of informed consent.*** In seeking informed consent, the following information shall be provided to each subject:

(1) A statement that the study involves research, an explanation of the purposes of the research and the expected duration of the subject's participation, a description of the procedures to be followed, and identification of any procedures which are experimental.

(2) A description of any reasonably foreseeable risks or discomforts to the subject.

(3) A description of any benefits to the subject or to others which may reasonably be expected from the research.

(4) A disclosure of appropriate alternative procedures or courses of treatment, if any, that might be advantageous to the subject.

(5) A statement describing the extent, if any, to which confidentiality of records identifying the subject will be maintained and that notes the possibility that the Food and Drug Administration may inspect the records.

(6) For research involving more than minimal risk, an explanation as to whether any compensation and an explanation as to whether any medical treatments are available if injury occurs and, if so, what they consist of, or where further information may be obtained.

(7) An explanation of whom to contact for answers to pertinent questions about the research and research subjects' rights, and whom to contact in the event of a research-related injury to the subject.

(8) A statement that participation is voluntary, that refusal to participate will involve no penalty or loss of benefits to which the subject is otherwise entitled, and that the subject may discontinue participation at any time without penalty or loss of benefits to which the subject is otherwise entitled.

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(b) *Additional elements of informed consent.* When appropriate, one or more of the following elements of information shall also be provided to each subject:

(1) A statement that the particular treatment or procedure may involve risks to the subject (or to the embryo or fetus, if the subject is or may become pregnant) which are currently unforeseeable.

(2) Anticipated circumstances under which the subject's participation may be terminated by the investigator without regard to the subject's consent.

(3) Any additional costs to the subject that may result from participation in the research.

(4) The consequences of a subject's decision to withdraw from the research and procedures for orderly termination of participation by the subject.

(5) A statement that significant new findings developed during the course of the research which may relate to the subject's willingness to continue participation will be provided to the subject.

(6) The approximate number of subjects involved in the study.

(c) When seeking informed consent for applicable clinical trials, as defined in 42 U.S.C. 282(j)(1)(A), the following statement shall be provided to each clinical trial subject in informed consent documents and processes. This will notify the clinical trial subject that clinical trial information has been or will be submitted for inclusion in the clinical trial registry databank under paragraph (j) of section 402 of the Public Health Service Act. The statement is: "A description of this clinical trial will be available on *http://www.ClinicalTrials.gov*, as required by U.S. Law. This Web site will not include information that can identify you. At most, the Web site will include a summary of the results. You can search this Web site at any time."

(d) The informed consent requirements in these regulations are not intended to preempt any applicable Federal, State, or local laws which require additional information to be disclosed for informed consent to be legally effective.

(e) Nothing in these regulations is intended to limit the authority of a physician to provide emergency medical care to the extent the physician is permitted to do so under applicable Federal, State, or local law.

[46 FR 8951, Jan. 27, 1981, as amended at 76 FR 270, Jan. 4, 2011]

§ 50.27 Documentation of informed consent.

(a) Except as provided in § 56.109(c), informed consent shall be documented by the use of a written consent form approved by the IRB and signed and dated by the subject or the subject's legally authorized representative at the time of consent. A copy shall be given to the person signing the form.

(b) Except as provided in § 56.109(c), the consent form may be either of the following:

(1) A written consent document that embodies the elements of informed consent required by § 50.25. This form may be read to the subject or the subject's legally authorized representative, but, in any event, the investigator shall give either the subject or the representative adequate opportunity to read it before it is signed.

(2) A *short form* written consent document stating that the elements of informed consent required by § 50.25 have been presented orally to the subject or the subject's legally authorized representative. When this method is used, there shall be a witness to the oral presentation. Also, the IRB shall approve a written summary of what is to be said to the subject or the representative. Only the short

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form itself is to be signed by the subject or the representative. However, the witness shall sign both the short form and a copy of the summary, and the person actually obtaining the consent shall sign a copy of the summary. A copy of the summary shall be given to the subject or the representative in addition to a copy of the short form.

[46 FR 8951, Jan. 27, 1981, as amended at 61 FR 57280, Nov. 5, 1996]

Subpart C [Reserved]

Subpart D—Additional Safeguards for Children in Clinical Investigations

Source: 66 FR 20598, Apr. 24, 2001, unless otherwise noted.

§ 50.50 IRB duties.

In addition to other responsibilities assigned to IRBs under this part and part 56 of this chapter, each IRB must review clinical investigations involving children as subjects covered by this subpart D and approve only those clinical investigations that satisfy the criteria described in § 50.51, § 50.52, or § 50.53 and the conditions of all other applicable sections of this subpart D.

§ 50.51 Clinical investigations not involving greater than minimal risk.

Any clinical investigation within the scope described in §§ 50.1 and 56.101 of this chapter in which no greater than minimal risk to children is presented may involve children as subjects only if the IRB finds that:

(a) No greater than minimal risk to children is presented; and

(b) Adequate provisions are made for soliciting the assent of the children and the permission of their parents or guardians as set forth in § 50.55.

[78 FR 12951, Feb. 26, 2013]

§ 50.52 Clinical investigations involving greater than minimal risk but presenting the prospect of direct benefit to individual subjects.

Any clinical investigation within the scope described in §§ 50.1 and 56.101 of this chapter in which more than minimal risk to children is presented by an intervention or procedure that holds out the prospect of direct benefit for the individual subject, or by a monitoring procedure that is likely to contribute to the subject's well-being, may involve children as subjects only if the IRB finds that:

(a) The risk is justified by the anticipated benefit to the subjects;

(b) The relation of the anticipated benefit to the risk is at least as favorable to the subjects as that presented by available alternative approaches; and

(c) Adequate provisions are made for soliciting the assent of the children and permission of their parents or guardians as set forth in § 50.55.

[66 FR 20598, Apr. 24, 2001, as amended at 78 FR 12951, Feb. 26, 2013]

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§ 50.53 Clinical investigations involving greater than minimal risk and no prospect of direct benefit to individual subjects, but likely to yield generalizable knowledge about the subjects' disorder or condition.

Any clinical investigation within the scope described in §§ 50.1 and 56.101 of this chapter in which more than minimal risk to children is presented by an intervention or procedure that does not hold out the prospect of direct benefit for the individual subject, or by a monitoring procedure that is not likely to contribute to the well-being of the subject, may involve children as subjects only if the IRB finds that:

(a) The risk represents a minor increase over minimal risk;

(b) The intervention or procedure presents experiences to subjects that are reasonably commensurate with those inherent in their actual or expected medical, dental, psychological, social, or educational situations;

(c) The intervention or procedure is likely to yield generalizable knowledge about the subjects' disorder or condition that is of vital importance for the understanding or amelioration of the subjects' disorder or condition; and

(d) Adequate provisions are made for soliciting the assent of the children and permission of their parents or guardians as set forth in § 50.55.

[66 FR 20598, Apr. 24, 2001, as amended at 78 FR 12951, Feb. 26, 2013]

§ 50.54 Clinical investigations not otherwise approvable that present an opportunity to understand, prevent, or alleviate a serious problem affecting the health or welfare of children.

If an IRB does not believe that a clinical investigation within the scope described in §§ 50.1 and 56.101 of this chapter and involving children as subjects meets the requirements of § 50.51, § 50.52, or § 50.53, the clinical investigation may proceed only if:

(a) The IRB finds that the clinical investigation presents a reasonable opportunity to further the understanding, prevention, or alleviation of a serious problem affecting the health or welfare of children; and

(b) The Commissioner of Food and Drugs, after consultation with a panel of experts in pertinent disciplines (for example: science, medicine, education, ethics, law) and following opportunity for public review and comment, determines either:

  (1) That the clinical investigation in fact satisfies the conditions of § 50.51, § 50.52, or § 50.53, as applicable, or

  (2) That the following conditions are met:

    (i) The clinical investigation presents a reasonable opportunity to further the understanding, prevention, or alleviation of a serious problem affecting the health or welfare of children;

    (ii) The clinical investigation will be conducted in accordance with sound ethical principles; and

    (iii) Adequate provisions are made for soliciting the assent of children and the permission of their parents or guardians as set forth in § 50.55.

[66 FR 20598, Apr. 24, 2001, as amended at 78 FR 12951, Feb. 26, 2013]

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§ 50.55 Requirements for permission by parents or guardians and for assent by children.

(a) In addition to the determinations required under other applicable sections of this subpart D, the IRB must determine that adequate provisions are made for soliciting the assent of the children when in the judgment of the IRB the children are capable of providing assent.

(b) In determining whether children are capable of providing assent, the IRB must take into account the ages, maturity, and psychological state of the children involved. This judgment may be made for all children to be involved in clinical investigations under a particular protocol, or for each child, as the IRB deems appropriate.

(c) The assent of the children is not a necessary condition for proceeding with the clinical investigation if the IRB determines:

(1) That the capability of some or all of the children is so limited that they cannot reasonably be consulted, or

(2) That the intervention or procedure involved in the clinical investigation holds out a prospect of direct benefit that is important to the health or well-being of the children and is available only in the context of the clinical investigation.

(d) Even where the IRB determines that the subjects are capable of assenting, the IRB may still waive the assent requirement if it finds and documents that:

(1) The clinical investigation involves no more than minimal risk to the subjects;

(2) The waiver will not adversely affect the rights and welfare of the subjects;

(3) The clinical investigation could not practicably be carried out without the waiver; and

(4) Whenever appropriate, the subjects will be provided with additional pertinent information after participation.

(e) In addition to the determinations required under other applicable sections of this subpart D, the IRB must determine, in accordance with and to the extent that consent is required under part 50, that the permission of each child's parents or guardian is granted.

(1) Where parental permission is to be obtained, the IRB may find that the permission of one parent is sufficient for clinical investigations to be conducted under § 50.51 or § 50.52.

(2) Where clinical investigations are covered by § 50.53 or § 50.54 and permission is to be obtained from parents, both parents must give their permission unless one parent is deceased, unknown, incompetent, or not reasonably available, or when only one parent has legal responsibility for the care and custody of the child.

(f) Permission by parents or guardians must be documented in accordance with and to the extent required by § 50.27.

(g) When the IRB determines that assent is required, it must also determine whether and how assent must be documented.

[66 FR 20598, Apr. 24, 2001, as amended at 78 FR 12951, Feb. 26, 2013]

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§ 50.56 Wards.

(a) Children who are wards of the State or any other agency, institution, or entity can be included in clinical investigations approved under § 50.53 or § 50.54 only if such clinical investigations are:

(1) Related to their status as wards; or

(2) Conducted in schools, camps, hospitals, institutions, or similar settings in which the majority of children involved as subjects are not wards.

(b) If the clinical investigation is approved under paragraph (a) of this section, the IRB must require appointment of an advocate for each child who is a ward.

(1) The advocate will serve in addition to any other individual acting on behalf of the child as guardian or in loco parentis.

(2) One individual may serve as advocate for more than one child.

(3) The advocate must be an individual who has the background and experience to act in, and agrees to act in, the best interest of the child for the duration of the child's participation in the clinical investigation.

(4) The advocate must not be associated in any way (except in the role as advocate or member of the IRB) with the clinical investigation, the investigator(s), or the guardian organization.

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This content is from the eCFR and is authoritative but unofficial.

Title 21 —Food and Drugs
Chapter I —Food and Drug Administration, Department of Health and Human Services
Subchapter A —General

Part 56 Institutional Review Boards
- **Subpart A** General Provisions
  - **§ 56.101** Scope.
  - **§ 56.102** Definitions.
  - **§ 56.103** Circumstances in which IRB review is required.
  - **§ 56.104** Exemptions from IRB requirement.
  - **§ 56.105** Waiver of IRB requirement.
- **Subpart B** Organization and Personnel
  - **§ 56.106** Registration.
  - **§ 56.107** IRB membership.
- **Subpart C** IRB Functions and Operations
  - **§ 56.108** IRB functions and operations.
  - **§ 56.109** IRB review of research.
  - **§ 56.110** Expedited review procedures for certain kinds of research involving no more than minimal risk, and for minor changes in approved research.
  - **§ 56.111** Criteria for IRB approval of research.
  - **§ 56.112** Review by institution.
  - **§ 56.113** Suspension or termination of IRB approval of research.
  - **§ 56.114** Cooperative research.
- **Subpart D** Records and Reports
  - **§ 56.115** IRB records.
- **Subpart E** Administrative Actions for Noncompliance
  - **§ 56.120** Lesser administrative actions.
  - **§ 56.121** Disqualification of an IRB or an institution.
  - **§ 56.122** Public disclosure of information regarding revocation.
  - **§ 56.123** Reinstatement of an IRB or an institution.
  - **§ 56.124** Actions alternative or additional to disqualification.

PART 56—INSTITUTIONAL REVIEW BOARDS

Authority: 21 U.S.C. 321, 343, 346, 346a, 348, 350a, 350b, 351, 352, 353, 355, 360, 360c-360f, 360h, 360i, 360j, 360hh-360ss, 371, 379e, 381; 42 U.S.C. 216, 241, 262.

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Source: 46 FR 8975, Jan. 27, 1981, unless otherwise noted.

Subpart A—General Provisions

§ 56.101 Scope.

(a) This part contains the general standards for the composition, operation, and responsibility of an Institutional Review Board (IRB) that reviews clinical investigations regulated by the Food and Drug Administration under sections 505(i) and 520(g) of the act, as well as clinical investigations that support applications for research or marketing permits for products regulated by the Food and Drug Administration, including foods, including dietary supplements, that bear a nutrient content claim or a health claim, infant formulas, food and color additives, drugs for human use, medical devices for human use, biological products for human use, and electronic products. Compliance with this part is intended to protect the rights and welfare of human subjects involved in such investigations.

(b) References in this part to regulatory sections of the Code of Federal Regulations are to chapter I of title 21, unless otherwise noted.

[46 FR 8975, Jan. 27, 1981, as amended at 64 FR 399, Jan. 5, 1999; 66 FR 20599, Apr. 24, 2001]

§ 56.102 Definitions.

As used in this part:

(a) ***Act*** means the Federal Food, Drug, and Cosmetic Act, as amended (secs. 201-902, 52 Stat. 1040 *et seq.*, as amended (21 U.S.C. 321-392)).

(b) ***Application for research or marketing permit*** includes:

(1) A color additive petition, described in part 71.

(2) Data and information regarding a substance submitted as part of the procedures for establishing that a substance is generally recognized as safe for a use which results or may reasonably be expected to result, directly or indirectly, in its becoming a component or otherwise affecting the characteristics of any food, described in § 170.35.

(3) A food additive petition, described in part 171.

(4) Data and information regarding a food additive submitted as part of the procedures regarding food additives permitted to be used on an interim basis pending additional study, described in § 180.1.

(5) Data and information regarding a substance submitted as part of the procedures for establishing a tolerance for unavoidable contaminants in food and food-packaging materials, described in section 406 of the act.

(6) An investigational new drug application, described in part 312 of this chapter.

(7) A new drug application, described in part 314.

(8) Data and information regarding the bioavailability or bioequivalence of drugs for human use submitted as part of the procedures for issuing, amending, or repealing a bioequivalence requirement, described in part 320.

21 CFR 56.102(b)(8) (enhanced display)
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21 CFR 56.102(b)(9)

(9) Data and information regarding an over-the-counter drug for human use submitted as part of the procedures for classifying such drugs as generally recognized as safe and effective and not misbranded, described in part 330.

(10) An application for a biologics license, described in part 601 of this chapter.

(11) Data and information regarding a biological product submitted as part of the procedures for determining that licensed biological products are safe and effective and not misbranded, as described in part 601 of this chapter.

(12) An Application for an Investigational Device Exemption, described in part 812.

(13) Data and information regarding a medical device for human use submitted as part of the procedures for classifying such devices, described in part 860.

(14) Data and information regarding a medical device for human use submitted as part of the procedures for establishing, amending, or repealing a standard for such device, described in part 861.

(15) An application for premarket approval of a medical device for human use, described in section 515 of the act.

(16) A product development protocol for a medical device for human use, described in section 515 of the act.

(17) Data and information regarding an electronic product submitted as part of the procedures for establishing, amending, or repealing a standard for such products, described in section 358 of the Public Health Service Act.

(18) Data and information regarding an electronic product submitted as part of the procedures for obtaining a variance from any electronic product performance standard, as described in § 1010.4.

(19) Data and information regarding an electronic product submitted as part of the procedures for granting, amending, or extending an exemption from a radiation safety performance standard, as described in § 1010.5.

(20) Data and information regarding an electronic product submitted as part of the procedures for obtaining an exemption from notification of a radiation safety defect or failure of compliance with a radiation safety performance standard, described in subpart D of part 1003.

(21) Data and information about a clinical study of an infant formula when submitted as part of an infant formula notification under section 412(c) of the Federal Food, Drug, and Cosmetic Act.

(22) Data and information submitted in a petition for a nutrient content claim, described in § 101.69 of this chapter, and for a health claim, described in § 101.70 of this chapter.

(23) Data and information from investigations involving children submitted in a new dietary ingredient notification, described in § 190.6 of this chapter.

(c) *Clinical investigation* means any experiment that involves a test article and one or more human subjects, and that either must meet the requirements for prior submission to the Food and Drug Administration under section 505(i) or 520(g) of the act, or need not meet the requirements for prior submission to the Food and Drug Administration under these sections of the act, but the results of which are intended to be later submitted to, or held for inspection by, the Food and Drug Administration as part of an application

21 CFR 56.102(c) (enhanced display)

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21CFR5 6 . 1 02( m ) ( enha n ced display) pa g e4of13 Docus i gn Enve l ope I D: 588FFC7A - 151D - 447B - B8D1 - B848987D 1 C68 21CFR P art56 \ u p to da te as or 9/25/2025 1 In s t i tutional Review Boards 21CFR 5 6 . 1 02(d) for a research or market ing perm i t. The term does not i nc l ude exper i ments that must meet the provis i ons of part 5 8 , regard i ng nonc l i n i cal l aboratory stud i es. The terms researc h , clinical research, clinical study, study, and clinical investigation are deemed to be synonymous for purposes of this part. (d) Em e rgency u se means the use of a test art i c l e on a human subject i n a l i fe - threateni ng s i tuat i on i n wh i ch no standard acceptab l e treatment i s availab l e , and i n wh i ch there i s not suffic i ent time to obta i n I RB approval. (e) Human subject means an i nd i v i dual who i s or becomes a part i c i pant i n researc h , e i ther as a rec i p i ent of the test art i c l e or as a control. A subject may be e i ther a hea l thy i nd i v i dual or a pat i ent. ( f) Institution means any pub l ic or pr i vate ent i ty or agency ( incl ud i ng Federa l , Stat e , and other agencie s ) . The term facility as used i n sect i on 520 ( g ) of the act i s deemed to be synonymous w i th the term institution for purposes of this part . (g) Institutional Review Board ( IRB ) means any boar d , comm i tte e , or other group formally des i gnated by an i nst i tut i on to rev i e w , to approve the i n i t i at i on of, and to conduct per i od i c review of, b i omed i cal research i nvolv i ng human subject s . The pr i mary purpose of such rev i ew is to assure the protect i on of the r i ghts and welfare of the human subjects. The term has the same mean i ng as the phrase institutional review committee as used i n sect i on 5 2 0 ( g ) of the act. (h) Investigator means an i nd i v i dual who actual l y conducts a clin i cal i nvest i gat i on ( i . e. , under whose i mmed i ate d i rect ion the test art i c l e is adm i nistered or dispensed t o , or used i nvo l v i n g , a subject ) o r , i n the event of an i nvest i gat i on conducted by a team of i nd i v i dua l s, i s the respons i b l e l eader of that team. (i) Minimal risk means that the probabil i ty and magn i tude of harm or d i scomfort ant i c i pated i n the research are not greater i n and of themse l ves than those ord i nar i l y encountered i n da i l y l ife or during the performance of routi ne phys i cal or psycho l og i cal exam i nat i ons or tests. G) Sponsor means a person or other entity that i n i t i ates a c l i n i cal i nvestigati o n , but that does not actually conduct the i nvest i gation, i.e . , the test art i c l e i s adm i n i stered or d i spensed to, or used i nvolv i n g , a subject under the i mmed i ate d i rect i on of another i ndiv i dual. A person other than an i nd i v i dual ( e . g . , a corporat i on or agency) that uses one or more o f i ts own emp l oyees to conduct an i nvest i gation that i t has i n i t i ated is consi dered to be a sponsor (not a sponsor - i nvestigator ) , and the emp loyees are cons i dered to be i nvest i gators. (k) Sponsor - investigator means an i nd i v i dual who both i n i t i ates and actually conduct s , a l one or w i th others, a clin i cal i nvest i gat i o n , i.e . , under whose i mmed i ate d i rect i on the test art i c l e i s adm i nistered or dispensed t o , or used i nvo l v i n g , a subject. The term does not i nc l ude any person other than an i nd i v i dua l , e . g . , i t does not i nc l ude a corporation or agency. The obligat i ons of a sponsor - i nvest i gator under th i s part i nc l ude both those of a sponsor and those of an i nvest i gator. (I) T e st article means any drug for human us e , b i o l o g i cal product for human us e , med i cal dev i ce for human use, human food add i t i v e , co l or add i tiv e , e l ectron i c product, or any other art i cle subject to regu l at i on under the act or under sect i ons 351 or 354 - 360F of the Publ i c Hea l th Serv i ce Act. ( m ) IRB approval means the determ i nat i on of the I RB that the cl i n i cal i nvestigati on has been reviewed and may be conducted at an i nst i tuti on w i t h i n the constra i nts set forth by the I RB and by other i nst i tuti onal and Federal requi rements . ' 1 . .E. . . ! Jan. 27, 1981, as amended at . 1..E . ! i . . Q ? . ! ! ! Mar. 3, 1989; † . ..E.. . . ? . . Q ? . ! June 1 8 , 199 1 ; ¥. : . .E.. . ? . . ! Jan. 199 9 ; ¥. : . . E! . i . ! Oct. 20, 199 9 ; . . .E.. . ? . :!..9 . ? ! . Aug. 29, 2000; . . . . E . ! i . ? 9 . . . ! Apr. 24, 2001; ? 1..E . ! i . ? . ? . ! ! ! Jan. 15 , 2009]

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21 CFR Part 56 (up to date as of 9/25/2025)
Institutional Review Boards
21 CFR 56.103

§ 56.103 Circumstances in which IRB review is required.

(a) Except as provided in §§ 56.104 and 56.105, any clinical investigation which must meet the requirements for prior submission (as required in parts 312, 812, and 813) to the Food and Drug Administration shall not be initiated unless that investigation has been reviewed and approved by, and remains subject to continuing review by, an IRB meeting the requirements of this part.

(b) Except as provided in §§ 56.104 and 56.105, the Food and Drug Administration may decide not to consider in support of an application for a research or marketing permit any data or information that has been derived from a clinical investigation that has not been approved by, and that was not subject to initial and continuing review by, an IRB meeting the requirements of this part. The determination that a clinical investigation may not be considered in support of an application for a research or marketing permit does not, however, relieve the applicant for such a permit of any obligation under any other applicable regulations to submit the results of the investigation to the Food and Drug Administration.

(c) Compliance with these regulations will in no way render inapplicable pertinent Federal, State, or local laws or regulations.

[46 FR 8975, Jan. 27, 1981; 46 FR 14340, Feb. 27, 1981]

§ 56.104 Exemptions from IRB requirement.

The following categories of clinical investigations are exempt from the requirements of this part for IRB review:

(a) Any investigation which commenced before July 27, 1981 and was subject to requirements for IRB review under FDA regulations before that date, provided that the investigation remains subject to review of an IRB which meets the FDA requirements in effect before July 27, 1981.

(b) Any investigation commenced before July 27, 1981 and was not otherwise subject to requirements for IRB review under Food and Drug Administration regulations before that date.

(c) Emergency use of a test article, provided that such emergency use is reported to the IRB within 5 working days. Any subsequent use of the test article at the institution is subject to IRB review.

(d) Taste and food quality evaluations and consumer acceptance studies, if wholesome foods without additives are consumed or if a food is consumed that contains a food ingredient at or below the level and for a use found to be safe, or agricultural, chemical, or environmental contaminant at or below the level found to be safe, by the Food and Drug Administration or approved by the Environmental Protection Agency or the Food Safety and Inspection Service of the U.S. Department of Agriculture.

[46 FR 8975, Jan. 27, 1981, as amended at 56 FR 28028, June 18, 1991]

§ 56.105 Waiver of IRB requirement.

On the application of a sponsor or sponsor-investigator, the Food and Drug Administration may waive any of the requirements contained in these regulations, including the requirements for IRB review, for specific research activities or for classes of research activities, otherwise covered by these regulations.

Subpart B—Organization and Personnel

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21 CFR 56.106

§ 56.106 Registration.

(a) ***Who must register?*** Each IRB in the United States that reviews clinical investigations regulated by FDA under sections 505(i) or 520(g) of the act and each IRB in the United States that reviews clinical investigations that are intended to support applications for research or marketing permits for FDA-regulated products must register at a site maintained by the Department of Health and Human Services (HHS). (A research permit under section 505(i) of the act is usually known as an investigational new drug application (IND), while a research permit under section 520(g) of the act is usually known as an investigational device exemption (IDE).) An individual authorized to act on the IRB's behalf must submit the registration information. All other IRBs may register voluntarily.

(b) ***What information must an IRB register?*** Each IRB must provide the following information:

(1) The name, mailing address, and street address (if different from the mailing address) of the institution operating the IRB and the name, mailing address, phone number, facsimile number, and electronic mail address of the senior officer of that institution who is responsible for overseeing activities performed by the IRB;

(2) The IRB's name, mailing address, street address (if different from the mailing address), phone number, facsimile number, and electronic mail address; each IRB chairperson's name, phone number, and electronic mail address; and the name, mailing address, phone number, facsimile number, and electronic mail address of the contact person providing the registration information.

(3) The approximate number of active protocols involving FDA-regulated products reviewed. For purposes of this rule, an "active protocol" is any protocol for which an IRB conducted an initial review or a continuing review at a convened meeting or under an expedited review procedure during the preceding 12 months; and

(4) A description of the types of FDA-regulated products (such as biological products, color additives, food additives, human drugs, or medical devices) involved in the protocols that the IRB reviews.

(c) ***When must an IRB register?*** Each IRB must submit an initial registration. The initial registration must occur before the IRB begins to review a clinical investigation described in paragraph (a) of this section. Each IRB must renew its registration every 3 years. IRB registration becomes effective after review and acceptance by HHS.

(d) ***Where can an IRB register?*** Each IRB may register electronically through *http://ohrp.cit.nih.gov/efile*. If an IRB lacks the ability to register electronically, it must send its registration information, in writing, to the Office of Good Clinical Practice, Office of Special Medical Programs, Food and Drug Administration, 10903 New Hampshire Ave., Bldg. 32, Rm. 5129, Silver Spring, MD 20993.

(e) ***How does an IRB revise its registration information?*** If an IRB's contact or chair person information changes, the IRB must revise its registration information by submitting any changes in that information within 90 days of the change. An IRB's decision to review new types of FDA-regulated products (such as a decision to review studies pertaining to food additives whereas the IRB previously reviewed studies pertaining to drug products), or to discontinue reviewing clinical investigations regulated by FDA is a change that must be reported within 30 days of the change. An IRB's decision to disband is a change that must be reported within 30 days of permanent cessation of the IRB's review of research. All other information changes may be reported when the IRB renews its registration. The revised information must be sent to FDA either electronically or in writing in accordance with paragraph (d) of this section.

[74 FR 2368, Jan. 15, 2009, as amended at 78 FR 16401, Mar. 15, 2013]

21 CFR 56.106(e) (enhanced display) page 6 of 13

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21 CFR 56.107

§ 56.107 IRB membership.

(a) Each IRB shall have at least five members, with varying backgrounds to promote complete and adequate review of research activities commonly conducted by the institution. The IRB shall be sufficiently qualified through the experience and expertise of its members, and the diversity of the members, including consideration of race, gender, cultural backgrounds, and sensitivity to such issues as community attitudes, to promote respect for its advice and counsel in safeguarding the rights and welfare of human subjects. In addition to possessing the professional competence necessary to review the specific research activities, the IRB shall be able to ascertain the acceptability of proposed research in terms of institutional commitments and regulations, applicable law, and standards of professional conduct and practice. * * * The IRB shall therefore include persons knowledgeable in these areas. If an IRB regularly reviews research that involves a vulnerable category of subjects, such as children, prisoners, pregnant women, or handicapped or mentally disabled persons, consideration shall be given to the inclusion of one or more individuals who are knowledgeable about and experienced in working with those subjects.

(b) Every nondiscriminatory effort will be made to ensure that no IRB consists entirely of men or entirely of women, including the instituton's consideration of qualified persons of both sexes, so long as no selection is made to the IRB on the basis of gender. No IRB may consist entirely of members of one profession.

(c) Each IRB shall include at least one member whose primary concerns are in the scientific area and at least one member whose primary concerns are in nonscientific areas.

(d) Each IRB shall include at least one member who is not otherwise affiliated with the institution and who is not part of the immediate family of a person who is affiliated with the institution.

(e) No IRB may have a member participate in the IRB's initial or continuing review of any project in which the member has a conflicting interest, except to provide information requested by the IRB.

(f) An IRB may, in its discretion, invite individuals with competence in special areas to assist in the review of complex issues which require expertise beyond or in addition to that available on the IRB. These individuals may not vote with the IRB.

[46 FR 8975, Jan. 27, 1981, as amended at 56 FR 28028, June 18, 1991; 56 FR 29756, June 28, 1991; 78 FR 16401, Mar. 15, 2013]

Subpart C—IRB Functions and Operations

§ 56.108 IRB functions and operations.

In order to fulfill the requirements of these regulations, each IRB shall:

(a) Follow written procedures:

(1) For conducting its initial and continuing review of research and for reporting its findings and actions to the investigator and the institution;

(2) for determining which projects require review more often than annually and which projects need verification from sources other than the investigator that no material changes have occurred since previous IRB review;

(3) for ensuring prompt reporting to the IRB of changes in research activity; and

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(4) for ensuring that changes in approved research, during the period for which IRB approval has already been given, may not be initiated without IRB review and approval except where necessary to eliminate apparent immediate hazards to the human subjects.

(b) Follow written procedures for ensuring prompt reporting to the IRB, appropriate institutional officials, and the Food and Drug Administration of:

(1) Any unanticipated problems involving risks to human subjects or others;

(2) any instance of serious or continuing noncompliance with these regulations or the requirements or determinations of the IRB; or

(3) any suspension or termination of IRB approval.

(c) Except when an expedited review procedure is used (see § 56.110), review proposed research at convened meetings at which a majority of the members of the IRB are present, including at least one member whose primary concerns are in nonscientific areas. In order for the research to be approved, it shall receive the approval of a majority of those members present at the meeting.

[46 FR 8975, Jan. 27, 1981, as amended at 56 FR 28028, June 18, 1991; 67 FR 9585, Mar. 4, 2002]

§ 56.109 IRB review of research.

(a) An IRB shall review and have authority to approve, require modifications in (to secure approval), or disapprove all research activities covered by these regulations.

(b) An IRB shall require that information given to subjects as part of informed consent is in accordance with § 50.25. The IRB may require that information, in addition to that specifically mentioned in § 50.25, be given to the subjects when in the IRB's judgment the information would meaningfully add to the protection of the rights and welfare of subjects.

(c) An IRB shall require documentation of informed consent in accordance with § 50.27 of this chapter, except as follows:

(1) The IRB may, for some or all subjects, waive the requirement that the subject, or the subject's legally authorized representative, sign a written consent form if it finds that the research presents no more than minimal risk of harm to subjects and involves no procedures for which written consent is normally required outside the research context; or

(2) The IRB may, for some or all subjects, find that the requirements in § 50.24 of this chapter for an exception from informed consent for emergency research are met.

(d) In cases where the documentation requirement is waived under paragraph (c)(1) of this section, the IRB may require the investigator to provide subjects with a written statement regarding the research.

(e) An IRB shall notify investigators and the institution in writing of its decision to approve or disapprove the proposed research activity, or of modifications required to secure IRB approval of the research activity. If the IRB decides to disapprove a research activity, it shall include in its written notification a statement of the reasons for its decision and give the investigator an opportunity to respond in person or in writing. For investigations involving an exception to informed consent under § 50.24 of this chapter, an IRB shall promptly notify in writing the investigator and the sponsor of the research when an IRB determines that it

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21 CFR 56.109(f)

cannot approve the research because it does not meet the criteria in the exception provided under § 50.24(a) of this chapter or because of other relevant ethical concerns. The written notification shall include a statement of the reasons for the IRB's determination.

(f) An IRB shall conduct continuing review of research covered by these regulations at intervals appropriate to the degree of risk, but not less than once per year, and shall have authority to observe or have a third party observe the consent process and the research.

(g) An IRB shall provide in writing to the sponsor of research involving an exception to informed consent under § 50.24 of this chapter a copy of information that has been publicly disclosed under § 50.24(a)(7)(ii) and (a)(7)(iii) of this chapter. The IRB shall provide this information to the sponsor promptly so that the sponsor is aware that such disclosure has occurred. Upon receipt, the sponsor shall provide copies of the information disclosed to FDA.

(h) When some or all of the subjects in a study are children, an IRB must determine that the research study is in compliance with part 50, subpart D of this chapter, at the time of its initial review of the research. When some or all of the subjects in a study that was ongoing on April 30, 2001, are children, an IRB must conduct a review of the research to determine compliance with part 50, subpart D of this chapter, either at the time of continuing review or, at the discretion of the IRB, at an earlier date.

[46 FR 8975, Jan. 27, 1981, as amended at 61 FR 51529, Oct. 2, 1996; 66 FR 20599, Apr. 24, 2001; 78 FR 12951, Feb. 26, 2013]

§ 56.110 Expedited review procedures for certain kinds of research involving no more than minimal risk, and for minor changes in approved research.

(a) The Food and Drug Administration has established, and published in the FEDERAL REGISTER, a list of categories of research that may be reviewed by the IRB through an expedited review procedure. The list will be amended, as appropriate, through periodic republication in the FEDERAL REGISTER.

(b) An IRB may use the expedited review procedure to review either or both of the following:

(1) Some or all of the research appearing on the list and found by the reviewer(s) to involve no more than minimal risk,

(2) minor changes in previously approved research during the period (of 1 year or less) for which approval is authorized. Under an expedited review procedure, the review may be carried out by the IRB chairperson or by one or more experienced reviewers designated by the IRB chairperson from among the members of the IRB. In reviewing the research, the reviewers may exercise all of the authorities of the IRB except that the reviewers may not disapprove the research. A research activity may be disapproved only after review in accordance with the nonexpedited review procedure set forth in § 56.108(c).

(c) Each IRB which uses an expedited review procedure shall adopt a method for keeping all members advised of research proposals which have been approved under the procedure.

(d) The Food and Drug Administration may restrict, suspend, or terminate an institution's or IRB's use of the expedited review procedure when necessary to protect the rights or welfare of subjects.

[46 FR 8975, Jan. 27, 1981, as amended at 56 FR 28029, June 18, 1991]

21 CFR 56.110(d) (enhanced display) **page 9 of 13**

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21 CFR 56.111

§ 56.111 Criteria for IRB approval of research.

(a) In order to approve research covered by these regulations the IRB shall determine that all of the following requirements are satisfied:

(1) Risks to subjects are minimized:

(i) By using procedures which are consistent with sound research design and which do not unnecessarily expose subjects to risk, and

(ii) whenever appropriate, by using procedures already being performed on the subjects for diagnostic or treatment purposes.

(2) Risks to subjects are reasonable in relation to anticipated benefits, if any, to subjects, and the importance of the knowledge that may be expected to result. In evaluating risks and benefits, the IRB should consider only those risks and benefits that may result from the research (as distinguished from risks and benefits of therapies that subjects would receive even if not participating in the research). The IRB should not consider possible long-range effects of applying knowledge gained in the research (for example, the possible effects of the research on public policy) as among those research risks that fall within the purview of its responsibility.

(3) Selection of subjects is equitable. In making this assessment the IRB should take into account the purposes of the research and the setting in which the research will be conducted and should be particularly cognizant of the special problems of research involving vulnerable populations, such as children, prisoners, pregnant women, handicapped, or mentally disabled persons, or economically or educationally disadvantaged persons.

(4) Informed consent will be sought from each prospective subject or the subject's legally authorized representative, in accordance with and to the extent required by part 50.

(5) Informed consent will be appropriately documented, in accordance with and to the extent required by § 50.27.

(6) Where appropriate, the research plan makes adequate provision for monitoring the data collected to ensure the safety of subjects.

(7) Where appropriate, there are adequate provisions to protect the privacy of subjects and to maintain the confidentiality of data.

(b) When some or all of the subjects, such as children, prisoners, pregnant women, handicapped, or mentally disabled persons, or economically or educationally disadvantaged persons, are likely to be vulnerable to coercion or undue influence additional safeguards have been included in the study to protect the rights and welfare of these subjects.

(c) In order to approve research in which some or all of the subjects are children, an IRB must determine that all research is in compliance with part 50, subpart D of this chapter.

[46 FR 8975, Jan. 27, 1981, as amended at 56 FR 28029, June 18, 1991; 66 FR 20599, Apr. 24, 2001]

§ 56.112 Review by institution.

Research covered by these regulations that has been approved by an IRB may be subject to further appropriate review and approval or disapproval by officials of the institution. However, those officials may not approve the research if it has not been approved by an IRB.

21 CFR 56.112 (enhanced display)
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21 CFR 56.113

§ 56.113 Suspension or termination of IRB approval of research.

An IRB shall have authority to suspend or terminate approval of research that is not being conducted in accordance with the IRB's requirements or that has been associated with unexpected serious harm to subjects. Any suspension or termination of approval shall include a statement of the reasons for the IRB's action and shall be reported promptly to the investigator, appropriate institutional officials, and the Food and Drug Administration.

§ 56.114 Cooperative research.

In complying with these regulations, institutions involved in multi-institutional studies may use joint review, reliance upon the review of another qualified IRB, or similar arrangements aimed at avoidance of duplication of effort.

Subpart D—Records and Reports

§ 56.115 IRB records.

(a) An institution, or where appropriate an IRB, shall prepare and maintain adequate documentation of IRB activities, including the following:

- (1) Copies of all research proposals reviewed, scientific evaluations, if any, that accompany the proposals, approved sample consent documents, progress reports submitted by investigators, and reports of injuries to subjects.
- (2) Minutes of IRB meetings which shall be in sufficient detail to show attendance at the meetings; actions taken by the IRB; the vote on these actions including the number of members voting for, against, and abstaining; the basis for requiring changes in or disapproving research; and a written summary of the discussion of controverted issues and their resolution.
- (3) Records of continuing review activities.
- (4) Copies of all correspondence between the IRB and the investigators.
- (5) A list of IRB members identified by name; earned degrees; representative capacity; indications of experience such as board certifications, licenses, etc., sufficient to describe each member's chief anticipated contributions to IRB deliberations; and any employment or other relationship between each member and the institution; for example: full-time employee, part-time employee, a member of governing panel or board, stockholder, paid or unpaid consultant.
- (6) Written procedures for the IRB as required by § 56.108 (a) and (b).
- (7) Statements of significant new findings provided to subjects, as required by § 50.25.

(b) The records required by this regulation shall be retained for at least 3 years after completion of the research, and the records shall be accessible for inspection and copying by authorized representatives of the Food and Drug Administration at reasonable times and in a reasonable manner.

(c) The Food and Drug Administration may refuse to consider a clinical investigation in support of an application for a research or marketing permit if the institution or the IRB that reviewed the investigation refuses to allow an inspection under this section.

[46 FR 8975, Jan. 27, 1981, as amended at 56 FR 28029, June 18, 1991; 67 FR 9585, Mar. 4, 2002]

Subpart E—Administrative Actions for Noncompliance

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21 CFR 56.120

§ 56.120 Lesser administrative actions.

(a) If apparent noncompliance with these regulations in the operation of an IRB is observed by an FDA investigator during an inspection, the inspector will present an oral or written summary of observations to an appropriate representative of the IRB. The Food and Drug Administration may subsequently send a letter describing the noncompliance to the IRB and to the parent institution. The agency will require that the IRB or the parent institution respond to this letter within a time period specified by FDA and describe the corrective actions that will be taken by the IRB, the institution, or both to achieve compliance with these regulations.

(b) On the basis of the IRB's or the institution's response, FDA may schedule a reinspection to confirm the adequacy of corrective actions. In addition, until the IRB or the parent institution takes appropriate corrective action, the Agency may require the IRB to:

(1) Withhold approval of new studies subject to the requirements of this part that are conducted at the institution or reviewed by the IRB;

(2) Direct that no new subjects be added to ongoing studies subject to this part; or

(3) Terminate ongoing studies subject to this part when doing so would not endanger the subjects.

(c) When the apparent noncompliance creates a significant threat to the rights and welfare of human subjects, FDA may notify relevant State and Federal regulatory agencies and other parties with a direct interest in the Agency's action of the deficiencies in the operation of the IRB.

(d) The parent institution is presumed to be responsible for the operation of an IRB, and the Food and Drug Administration will ordinarily direct any administrative action under this subpart against the institution. However, depending on the evidence of responsibility for deficiencies, determined during the investigation, the Food and Drug Administration may restrict its administrative actions to the IRB or to a component of the parent institution determined to be responsible for formal designation of the IRB.

[46 FR 8975, Jan. 27, 1981, as amended at 81 FR 19035, Apr. 4, 2016]

§ 56.121 Disqualification of an IRB or an institution.

(a) Whenever the IRB or the institution has failed to take adequate steps to correct the noncompliance stated in the letter sent by the agency under § 56.120(a), and the Commissioner of Food and Drugs determines that this noncompliance may justify the disqualification of the IRB or of the parent institution, the Commissioner will institute proceedings in accordance with the requirements for a regulatory hearing set forth in part 16.

(b) The Commissioner may disqualify an IRB or the parent institution if the Commissioner determines that:

(1) The IRB has refused or repeatedly failed to comply with any of the regulations set forth in this part, and

(2) The noncompliance adversely affects the rights or welfare of the human subjects in a clinical investigation.

(c) If the Commissioner determines that disqualification is appropriate, the Commissioner will issue an order that explains the basis for the determination and that prescribes any actions to be taken with regard to ongoing clinical research conducted under the review of the IRB. The Food and Drug Administration will

21 CFR 56.121(c) (enhanced display) **page 12 of 13**

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21 CFR Part 56 (up to date as of 9/25/2025)
Institutional Review Boards
21 CFR 56.121(d)

send notice of the disqualification to the IRB and the parent institution. Other parties with a direct interest, such as sponsors and clinical investigators, may also be sent a notice of the disqualification. In addition, the agency may elect to publish a notice of its action in the FEDERAL REGISTER.

(d) The Food and Drug Administration will not approve an application for a research permit for a clinical investigation that is to be under the review of a disqualified IRB or that is to be conducted at a disqualified institution, and it may refuse to consider in support of a marketing permit the data from a clinical investigation that was reviewed by a disqualified IRB as conducted at a disqualified institution, unless the IRB or the parent institution is reinstated as provided in § 56.123.

§ 56.122 Public disclosure of information regarding revocation.

A determination that the Food and Drug Administration has disqualified an institution and the administrative record regarding that determination are disclosable to the public under part 20.

§ 56.123 Reinstatement of an IRB or an institution.

An IRB or an institution may be reinstated if the Commissioner determines, upon an evaluation of a written submission from the IRB or institution that explains the corrective action that the institution or IRB plans to take, that the IRB or institution has provided adequate assurance that it will operate in compliance with the standards set forth in this part. Notification of reinstatement shall be provided to all persons notified under § 56.121(c).

§ 56.124 Actions alternative or additional to disqualification.

Disqualification of an IRB or of an institution is independent of, and neither in lieu of nor a precondition to, other proceedings or actions authorized by the act. The Food and Drug Administration may, at any time, through the Department of Justice institute any appropriate judicial proceedings (civil or criminal) and any other appropriate regulatory action, in addition to or in lieu of, and before, at the time of, or after, disqualification. The agency may also refer pertinent matters to another Federal, State, or local government agency for any action that that agency determines to be appropriate.

21 CFR 56.124 (enhanced display)
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